Filed Pursuant to Rule 424(b)(5)
Registration No. 333-213548

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(l)	Amount of registration fee(l)
1.625% Senior Notes due 2029	$781,178,697.60	$94,678.86

(1)

Pursuant to Rule 457(r) under the Securities Act of 1933, as amended. €700,000,000 aggregate principal amount of 1.625% Senior Notes due 2029 will be issued at a maximum offering price per unit of 99.498%. The maximum aggregate offering price and registration fee in U.S. dollars are based upon the noon buying rate in The City of New York for cable transfers of Euros as certified for customs purposes by the Federal Reserve Bank of New York on July 5, 2019 (€1.00/$1.1216).

PROSPECTUS    SUPPLEMENT

(To prospectus dated April 10, 2017)

€700,000,000

Westlake Chemical Corporation

1.625% Senior Notes due 2029

We are offering €700,000,000 aggregate principal amount of our 1.625% Senior Notes due 2029 (the “notes”). The notes will mature on July 17, 2029. The notes will accrue interest from July 17, 2019 at a rate of 1.625% per annum, payable annually in arrear on July 17 of each year, beginning July 17, 2020.

We may redeem some or all of the notes, in whole or in part, at any time prior to their maturity at the applicable redemption price described under the heading “Description of the Senior Notes—Optional Redemption.” If a change of control triggering event as described in this prospectus supplement under the heading “Description of the Senior Notes—Change of Control Triggering Event” occurs, we will be required, unless we have exercised our right to redeem the notes, to offer to purchase the notes from the holders. We may also redeem all but not part of the notes if the tax laws of the United States (or any taxing authority in the United States) change and we become obligated to pay additional amounts on the notes as described under the heading “Description of the Senior Notes—Payment of Additional Amounts.” See “Description of the Senior Notes— Redemption for Tax Reasons.”

The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other senior unsecured indebtedness from time to time outstanding. The notes will be effectively subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness and to the indebtedness and other liabilities of our subsidiaries.

We intend to use the net proceeds from this offering for general corporate purposes. See “Use of Proceeds.”

The notes will be issued only in registered form in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

Investing in the notes involves risks that are described in the “Risk Factors” section beginning on page S-13 of this prospectus supplement.

	Per Note	Total
Public offering price(1)	99.498%	€696,486,000
Underwriting discount	0.600%	€4,200,000
Proceeds, before expenses, to us(1)	98.898%	€692,286,000

(1)	Plus accrued interest, if any, from July 17, 2019, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We intend to apply to list the notes on the New York Stock Exchange or another recognized securities exchange; however, there can be no assurance that the notes will be so listed by the time the notes are delivered to purchasers or that the listing will be granted.

We expect that delivery of the notes in book-entry form only through the facilities of Clearstream Banking S.A. and Euroclear Bank SA/NV, on or about July 17, 2019.

Joint Book-Running Managers

BofA Merrill Lynch	Deutsche Bank	Goldman Sachs & Co. LLC	J.P. Morgan

The date of this prospectus supplement is July 10, 2019

This prospectus supplement is part of a registration statement we filed with the Securities and Exchange Commission (“SEC”). In making your decision whether to participate in this offering, you should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any person to provide you with any additional or different information. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. This prospectus supplement and the accompanying prospectus may only be used where it is legal to offer and sell the notes, and this prospectus supplement and the accompanying prospectus are not an offer to sell or a solicitation of an offer to purchase the notes in any jurisdiction where such an offer, solicitation or sale would be unlawful. The information contained in this prospectus supplement or the accompanying prospectus is current only as of the date of this prospectus supplement or the accompanying prospectus, as the case may be, and any information incorporated by reference is current only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

We expect that delivery of the notes will be made to investors on or about July 17, 2019, which will be the fifth business day in the City of New York after the date of this prospectus supplement. Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in two New York business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the delivery may be required, by virtue of the fact that the notes initially settle in T+5, to specify an alternative settlement arrangement at the time of such trade to prevent a failed settlement and should consult their own advisors.

IN CONNECTION WITH THIS OFFERING, J.P. MORGAN SECURITIES PLC AS STABILIZING MANAGER (OR PERSONS ACTING ON ITS BEHALF) MAY OVER-ALLOT THE NOTES OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICE OF THE NOTES AT A LEVEL HIGHER THAN THAT WHICH MIGHT OTHERWISE PREVAIL. THIS STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME. THERE IS NO ASSURANCE THAT THE STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) WILL UNDERTAKE ANY STABILIZATION ACTION. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE TERMS OF THE OFFER OF THE NOTES IS MADE AND, IF BEGUN, MAY BE ENDED AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 CALENDAR DAYS AFTER THE ISSUE DATE OF THE NOTES AND NO LATER THAN 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES. ANY STABILIZATION ACTION OR OVER-ALLOTMENT MUST BE CONDUCTED BY THE STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) IN ACCORDANCE WITH ALL APPLICABLE LAWS AND RULES.

ANY OF THESE ACTIVITIES MAY HAVE THE EFFECT OF PREVENTING OR RETARDING A DECLINE IN THE MARKET PRICE OF THE NOTES. THEY MAY ALSO CAUSE THE PRICE OF THE NOTES TO BE HIGHER THAN THE PRICE THAT OTHERWISE WOULD EXIST IN THE OPEN MARKET IN THE ABSENCE OF THESE TRANSACTIONS. THE UNDERWRITERS MAY CONDUCT THESE TRANSACTIONS IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. IF THE UNDERWRITERS COMMENCE ANY OF THESE TRANSACTIONS, THEY MAY DISCONTINUE THEM AT ANY TIME.

The distribution of this prospectus supplement and accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Selling Restrictions.”

MiFID II product governance / Professional investors and ECPs only target market

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in Directive 2014/65/EU (as amended, “MiFID II”); and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

PRIIPs Regulation / Prohibition of sales to EEA retail investors

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended or superseded, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Prospectus Supplement

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides safe harbor provisions for forward-looking information. Certain of the statements contained in this prospectus supplement and the accompanying prospectus are forward-looking statements. All statements, other than statements of historical facts, included in this prospectus supplement and the accompanying prospectus that address activities, events or developments that we expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements can be identified by the use of words such as “believes,” “intends,” “may,” “should,” “could,” “anticipates,” “expected” or comparable terminology, or by discussions of strategies or trends. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurances that these expectations will prove to be correct. Forward-looking statements relate to matters such as:

•	future operating rates, margins, cash flows and demand for our products;

•	industry market outlook, including the price of crude oil;

•	production capacities;

•	currency devaluation;

•	our ability to borrow additional funds under our revolving credit agreement;

•	our ability to meet our liquidity needs;

•	our ability to meet debt obligations under our debt instruments;

•	our intended quarterly dividends;

•	future capacity additions and expansions in the industries in which we compete;

•	results of acquisitions, including our acquisition of NAKANTM and DaVinci Roofscapes, L.L.C. (“DaVinci”);

•	timing, funding and results of capital projects, such as the construction of the LACC, LLC plant and associated facilities;

•	pension plan obligations, funding requirements and investment policies;

•

compliance with present and future environmental regulations and costs associated with environmentally related penalties, capital expenditures, remedial actions and proceedings, including any new laws, regulations or treaties that may come into force to limit or control carbon dioxide and other greenhouse gas emissions or to address other issues of climate change;

•	effects of pending legal proceedings; and

•	timing of and amount of capital expenditures.

We have based these statements on assumptions and analyses in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe were appropriate in the circumstances when the statements were made. Forward-looking statements by their nature involve substantial risks and uncertainties that could significantly impact expected results, and actual future results could differ materially from those described in such statements. While it is not possible to identify all factors, we continue to face many risks and uncertainties. Among the factors that could cause actual future results to differ materially are the risks and uncertainties discussed under “Risk Factors” in this prospectus supplement and the accompanying prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and those described from time to time in our other filings with the SEC including, but not limited to, the following:

•	general economic and business conditions;

•	the cyclical nature of the chemical and building products industries;

•	the availability, cost and volatility of raw materials and energy;

•	uncertainties associated with the United States, European and worldwide economies, including those due to political tensions and unrest in the Middle East and elsewhere;

•	current and potential governmental regulatory actions in the United States and other countries and political unrest in other areas;

•	industry production capacity and operating rates;

•	the supply/demand balance for our products;

•	competitive products and pricing pressures;

•	instability in the credit and financial markets;

•	access to capital markets;

•	terrorist acts;

•

operating interruptions (including leaks, explosions, fires, weather-related incidents, mechanical failure, unscheduled downtime, labor difficulties, transportation interruptions, spills and releases and other environmental risks);

•	changes in laws or regulations, including trade policies;

•	technological developments;

•	foreign currency exchange risks;

•	our ability to implement our business strategies; and

•	creditworthiness of our customers.

Many of such factors are beyond our ability to control or predict. Any of the factors, or a combination of these factors, could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements. These forward-looking statements are not guarantees of our future performance, and our actual results and future developments may differ materially from those projected in the forward-looking statements. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels. Every forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the notes we are offering and certain other matters relating to us and our financial condition. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which may not apply to the notes we are offering. You should read this prospectus supplement along with the accompanying prospectus, as well as the documents incorporated by reference. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

In this prospectus supplement and the accompanying prospectus, except under the headings “Description of the Senior Notes” in this prospectus supplement, references to “Westlake,” the “Company,” “we,” “us,” and “our” refer to Westlake Chemical Corporation and its consolidated subsidiaries, unless the context indicates otherwise.

References herein to “$” and “dollars” are to the currency of the United States. References herein to “€” and “Euro” are to the lawful currency of the member states of the European Monetary Union that have adopted the Euro as their currency.

INDUSTRY AND MARKET DATA

Industry and market data used or incorporated by reference in this prospectus supplement and the accompanying prospectus were obtained through internal company research, surveys and studies conducted by unrelated third parties and publicly available industry and general publications, including information from IHS Markit. We have not independently verified market and industry data from external sources. While we believe internal company estimates are reliable and market definitions are appropriate, neither such estimates nor these definitions have been verified by any independent sources.

PRODUCTION CAPACITY

Unless we state otherwise, annual production capacity estimates used in this prospectus supplement and the accompanying prospectus represent rated capacity of the facilities at December 31, 2018. We calculated rated capacity by estimating the number of days in a typical year that a production unit of a plant is expected to operate, after allowing for downtime for regular maintenance, and multiplying that number by an amount equal to the unit’s optimal daily output based on the design feedstock mix. Because the rated capacity of a production unit is an estimated amount, actual production volumes may be more or less than the rated capacity.

SUMMARY

This summary highlights certain information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because this is only a summary, it does not contain all of the information that is important to you. You should read this entire prospectus supplement and accompanying prospectus, as well as the documents incorporated by reference herein, including the risk factors and the financial statements and related notes included elsewhere herein and therein, before making a decision with respect to an investment in the notes. We also urge you to read Westlake’s public filings with the SEC, as they provide additional information about Westlake that you may find important.

In this prospectus supplement, “Westlake,” the “Company,” “we,” “us,” “our” and “our company” refer to Westlake Chemical Corporation and its consolidated subsidiaries, unless the context otherwise requires or unless specified otherwise.

About Westlake Chemical Corporation

Overview

We are a vertically integrated global manufacturer and marketer of basic chemicals, vinyls, polymers and building products. Our products include some of the most widely used chemicals in the world, which are fundamental to many diverse consumer and industrial markets, including flexible and rigid packaging, automotive products, coatings, water treatment, refrigerants, residential and commercial construction as well as other durable and non-durable goods. We operate in two principal operating segments, Olefins and Vinyls. We are highly integrated along our olefins product chain with significant downstream integration into polyethylene and styrene monomer. We are also an integrated global producer of vinyls with substantial downstream integration into polyvinyl chloride (“PVC”) building products.

We began operations in 1986 after our first polyethylene plant, an Olefins segment business, near Lake Charles, Louisiana was acquired from Occidental Petroleum Corporation. We began our vinyls operations in 1990 with the acquisition of a vinyl chloride monomer (“VCM”) plant in Calvert City, Kentucky from Goodrich Corporation. In 1992, we commenced our Vinyls segment’s building products operations after acquiring three PVC pipe plants. Since 1986, we have grown rapidly into an integrated global producer of petrochemicals, vinyls, polymers and building products. We achieved this growth by acquiring existing plants or constructing new plants and completing numerous capacity or production line expansions. We regularly consider acquisitions and other internal and external growth opportunities that would be consistent with, or complementary to, our overall business strategy.

In 2014, we formed Westlake Chemical Partners LP (“Westlake Partners”) to operate, acquire and develop ethylene production facilities and related assets. Also in 2014, Westlake Partners completed an initial public offering of 12,937,500 common units (the “Westlake Partners IPO”). On September 29, 2017, Westlake Partners completed a secondary offering of 5,175,000 common units at a price of $22.00 per unit and purchased an additional 5.0% newly-issued limited partner interest in Westlake Chemical OpCo LP (“OpCo”) for approximately $229 million resulting in an aggregate 18.3% limited partner interest in OpCo effective July 1, 2017. On March 29, 2019, Westlake Partners purchased an additional 4.5% newly issued limited partner interest in OpCo for approximately $201 million, effective January 1, 2019 (the “2019 OpCo Transaction”). On March 29, 2019, Westlake Partners also completed a private placement of 2,940,818 common units at a price of $21.40 per common unit for total proceeds of approximately $63 million.

As of the effective date of the 2019 Opco Transaction, Westlake Partners’ assets consist of a 22.8% limited partner interest in OpCo, as well as the general partner interest in OpCo. Prior to the

Westlake Partners IPO, OpCo’s assets were wholly-owned by us. OpCo’s assets include two ethylene production facilities at our olefins facility at our Lake Charles site, one ethylene production facility at our Calvert City site and a 200-mile common carrier ethylene pipeline that runs from Mont Belvieu, Texas to the Longview, Texas site, which includes our Longview polyethylene production facility. We retain a 77.2% limited partner interest in OpCo, a 40.1% limited partner interest in Westlake Partners (consisting of 14,122,230 common units), a general partner interest in Westlake Partners and incentive distribution rights. The operations of Westlake Partners are consolidated in our financial statements. We are party to certain agreements with Westlake Partners and OpCo whereby, among other things, OpCo sells us 95% of the ethylene it produces on a cost-plus basis that is expected to generate a fixed margin per pound of $0.10. We use this ethylene in the production processes of both our Olefins and Vinyls segments.

On August 31, 2016, we completed the acquisition of Axiall Corporation (“Axiall”) for $33.00 per share in an all-cash transaction (the “Axiall Merger”). Axiall was a manufacturer and international marketer of chemicals and building products, with manufacturing sites in North America. After the Axiall Merger, we are the third-largest global chlor-alkali producer and the third-largest PVC producer in the world.

On January 2, 2019, we completed the acquisition of NAKANTM, a global compounding solutions business. NAKAN’s products are used in a wide-variety of applications, including in the automotive, building and construction, and medical industries. With this acquisition, our compounding business now has facilities worldwide in China, France, Germany, Italy, Japan, Mexico, Spain, the United States and Vietnam, as well as a world-class research facility in France and several application laboratories.

We benefit from highly integrated production facilities that allow us to process raw materials into higher value-added chemicals and building products. As of February 13, 2019, we (directly and through OpCo and our 95%- and 60%-owned joint ventures in China and Taiwan, respectively) had approximately 42.1 billion pounds per year of aggregate production capacity at numerous manufacturing sites in North America, Europe and Asia.

Recent Developments

On June 10, 2019, our subsidiary, Royal Building Products (USA), Inc. (“Royal Building Products”), announced that it had completed the acquisition of DaVinci. DaVinci is a leading supplier of premium composite roofing and siding. Its products, which will continue to be sold under the DaVinci brand, will complement the existing premium products available from Royal Building Products.

On average, the volumes for our products during the second quarter of 2019 increased slightly compared to the first quarter of 2019. However, we experienced margin pressure for many of our products during the second quarter. As a result, while the margin for many of our products increased from the first quarter, it did not increase as much as was predicted based on industry pricing expectations at the start of the second quarter. Based on preliminary data, we expect our realized margins for the second quarter to reflect the decline from the forecast average prices as reported by IHS Markit at the start of the second quarter.

The Offering

The following summary contains basic information about the notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the notes, see “Description of the Senior Notes.” Capitalized terms not otherwise defined herein shall have the same meanings given them in the “Description of the Senior Notes” section of this prospectus supplement.

Issuer	Westlake Chemical Corporation.

Notes Offered	€700,000,000 aggregate principal amount of 1.625% Senior Notes due 2029.

Maturity Date	July 17, 2029.

Interest Rates; Interest Payment Dates	The notes will accrue interest from July 17, 2019 at a rate of 1.625% per annum, payable annually in arrear on July 17 of each year, beginning July 17, 2020.

Ranking	The notes will be:

•	senior unsecured obligations of the Issuer;

•	equal in right of payment to existing and future senior unsecured indebtedness of the Issuer;

•	effectively subordinated in right of payment to any existing and future secured indebtedness of the Issuer, to the extent of the value of the assets securing such indebtedness;

•	senior in right of payment to existing and future subordinated indebtedness of the Issuer; and

•	structurally subordinated to existing and future obligations of the Issuer’s subsidiaries.

As of March 31, 2019, after giving effect to this offering (but not the application of the net proceeds therefrom) the notes would have ranked effectively:

1) junior in right of payment to:

•	no secured indebtedness; and

•	$1,172 million of current liabilities and $11 million of long-term indebtedness of our subsidiaries; and

2) pari passu in right of payment with $3,500 million of our unsecured senior indebtedness.

Currency of Payment	All payments of interest and principal, including payments made upon any redemption of the notes, will be made in Euros.

If the Euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the Euro is no longer being used by the then member states of the European Monetary Union that have adopted the Euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in dollars until the Euro is again available to us or so used.

Optional Redemption	We may, at our option, redeem the notes, in whole or in part, at any time and from time to time prior to April 17, 2029 (three months prior to the maturity date of the notes (the “Par Call Date”)) at a redemption price equal to the greater of:

•	100% of the principal amount of the notes being redeemed, and

•

the sum of the present values of the remaining scheduled payments of principal and interest thereon on the notes being redeemed that would be due if the notes matured on the Par Call Date (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate (as defined in “Description of the Senior Notes—Optional Redemption”), plus 30 basis points, plus accrued and unpaid interest on the notes being redeemed to the redemption date.

We may redeem the notes at our option, in whole or in part, at any time on or after the Par Call Date at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest on the notes being redeemed to the redemption date.

Redemption for Tax Reasons	We may redeem all but not part of the notes if the tax laws of the United States (or any taxing authority in the United States) change and we become obligated to pay additional amounts on the notes as described under the heading “Description of the Senior Notes—Payment of Additional Amounts.” This redemption would be at 100% of the principal amount, together with accrued and unpaid interest on the notes to the date fixed for redemption. See “Description of the Senior Notes—Redemption for Tax Reasons.”

Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event (as defined under “Description of the Senior Notes—Change of Control Triggering Event”), we will be required, unless we have exercised our right to redeem the notes, to offer to repurchase the notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.

Certain Indenture Provisions	The indenture pursuant to which the notes will be issued will contain covenants that will, among other things, restrict our and certain of our subsidiaries’ ability to:

•	incur certain secured indebtedness;

•	engage in certain sale and leaseback transactions; and

•	consolidate, merge or transfer all or substantially all of our assets.

These covenants will be subject to significant exceptions. See “Description of the Senior Notes—Certain Covenants.”

Form and Denomination of Notes	The notes will be issued in denominations of €100,000 and integral multiples of €1,000 in excess thereof. The notes will be issued in the form of one or more global securities registered in the name of the common depositary (or its nominee) for, and deposited with, Clearstream Banking S.A. in Luxembourg (“Clearstream Luxembourg”) and/or Euroclear Bank SA/NV (“Euroclear” and, together with Clearstream Luxembourg, the “Clearing Systems”). See “Description of the Senior Notes—Book-Entry, Clearance and Settlement.”

Trading through Clearstream Luxembourg and Euroclear	Initial settlement for the notes will be made in immediately available funds. Secondary market trading between Clearstream Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds. See “Description of the Senior Notes—Book-Entry, Clearance and Settlement.”

Absence of Established Market for Notes; Listing	The notes will be a new issue of securities for which there is no established market. Accordingly, there can be no assurance that a market for the notes will develop or as to the liquidity of any market that may develop. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so and any market-making with respect to the notes may be discontinued without notice. We intend to apply to list the notes on the New York Stock Exchange or another recognized securities exchange; however, there can be no assurance that the notes will be so listed by the time the notes are delivered to purchasers or that the listing will be granted.

Use of Proceeds	We estimate that the net proceeds from this offering will be approximately €692.28 million after deducting the underwriting discounts but before deducting estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes. See “Use of Proceeds.”

Further issuances	We may, from time to time, without the consent of or notice to holders of the notes, issue and sell debt securities identical to the notes offered hereby in all respects (other than the issue date, and, in some cases, the public offering price and, to the extent applicable, the first date of interest accrual and first interest payment date), so that such additional debt securities will be consolidated and form a single series with the notes offered hereby for all purposes, including voting; provided that any additional notes shall be issued under a separate CUSIP or ISIN number unless the additional notes are issued pursuant to a “qualified reopening” of the original series, are otherwise treated as part of the same “issue” of debt instruments as the original series or are issued with no more than a de minimis amount of original discount, in each case for U.S. federal income tax purposes.

Trustee and Paying Agent	The Bank of New York Mellon Trust Company, N.A., will act as the trustee and The Bank of New York Mellon, London Branch will act as the initial paying agent for the notes.

Governing Law	New York

Risk Factors	Investing in the notes involves certain risks. See “Risk Factors” beginning on page S-13 of this prospectus supplement and on page 3 of the accompanying prospectus for a description of certain risks you should consider before investing in the notes.

Summary Consolidated Financial, Operating and Industry Data

We have provided in the table below summary consolidated financial, operating and industry data. We have derived the statement of operations data for each of the years in the three-year period ended December 31, 2018, and the balance sheet data as of December 31, 2018 and 2017 from audited consolidated financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus. The balance sheet data as of December 31, 2016 was derived from audited consolidated financial statements not incorporated by reference in this prospectus supplement and the accompanying prospectus. We have derived the statement of operations data for the three months ended March 31, 2019 and 2018, and the balance sheet data as of March 31, 2018, from our unaudited consolidated financial statements. The historical financial information may not be indicative of our future performance. Results of operations for the three-month period ended March 31, 2019 may not be indicative of the results of operations that may be achieved for the entire year. You should read this data in conjunction with the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, and our consolidated financial statements and the related notes, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Year Ended December 31,			Three Months Ended March 31,
	2018	2017	2016	2019	2018
	(dollars in millions)
Statement of Operations Data:
Net sales	$8,635	$8,041	$5,076	$2,025	$2,150
Gross profit(1)	1,987	1,761	983	299	542
Selling, general and administrative expenses	445	399	258	116	108
Amortization of intangibles	101	108	38	27	26
Restructuring, transaction and integration-related costs	33	29	104	22	7

Income from operations(1)	1,408	1,225	583	134	401
Interest expense	(126)	(159)	(79)	(30)	(37)
Other income, net(1)	52	15	54	9	22

Income before income taxes	1,334	1,081	558	113	386
Provision for (benefit from) income taxes	300	(258)	138	31	89

Net income	1,034	1,339	420	82	297
Net income attributable to noncontrolling interests	38	35	21	10	10

Net income attributable to Westlake Chemical Corporation	$996	$1,304	$399	$72	$287

Other Financial Data:
Cash flows from (used for):
Operating activities(2)	$1,409	$1,528	$867	$147	$225
Investing activities	(754)	(652)	(2,563)	(475)	(178)
Financing activities(2)	(1,427)	6	1,687	21	(731)
Depreciation and amortization	641	601	378	171	156
Capital expenditures	702	577	629	203	154
EBITDA(3)	2,101	1,841	1,015	314	579

Net External Sales:
Olefins
Polyethylene	$1,519	$1,518	$1,463	$337	$369
Styrene, feedstock and other	500	533	431	122	134

Total Olefins	2,019	2,051	1,894	459	503
Vinyls
PVC, caustic soda and other	5,359	4,769	2,493	1,307	1,358
Building products	1,257	1,221	689	259	289

Total Vinyls	6,616	5,990	3,182	1,566	1,647

Total	$8,635	$8,041	$5,076	$2,025	$2,150

	As of Year Ended December 31,			As of March 31,
	2018	2017	2016	2019
	(dollars in millions)
Balance Sheet Data (end of period):
Cash and cash equivalents	$753	$1,531	$459	$445
Working Capital(4)	1,659	1,496	1,225	1,401
Total assets	11,602	12,076	10,890	12,104
Total Long-term debt, net	2,668	3,127	3,679	2,669
Total Westlake Chemical Corporation stockholders’ equity	5,590	4,874	3,524	5,632

(1)

In respect of the financial information relating to the years ended December 31, 2017 and 2016, immaterial reclassifications were made from cost of sales to other income, net, retrospectively, as a result of the adoption of accounting standard update (“ASU”) No. 2017-07 effective January 1, 2018. See Note 1 to our consolidated financial statements incorporated by reference to our annual report on Form 10-K for the fiscal year ended December 31, 2018.

(2)

In respect of the financial information relating to the years ended December 31, 2017 and 2016, amounts were retrospectively adjusted as a result of the adoption of ASU No. 2016-18 effective January 1, 2018. Upon adoption of this ASU, we retrospectively adjusted our financial statements to reflect restricted cash in the beginning and ending cash and restricted cash balances within the statements of cash flows. See Note 1 to our consolidated financial statements incorporated by reference to our annual report on Form 10-K for the fiscal year ended December 31, 2018.

(3)

EBITDA (a non-GAAP financial measure) is calculated as net income before interest expense, income taxes, depreciation and amortization. The body of accounting principles generally accepted in the United States is commonly referred to as “GAAP.” For this purpose a non-GAAP financial measure is generally defined by the Securities and Exchange Commission (“SEC”) as one that purports to measure historical and future financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable GAAP measures. We have included EBITDA in this prospectus supplement because our management considers it an important supplemental measure of our performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry, some of which present EBITDA when reporting their results. We regularly evaluate our performance as compared to other companies in our industry that have different financing and capital structures and/or tax rates by using EBITDA. EBITDA allows for meaningful company-to-company performance comparisons by adjusting for factors such as interest expense, depreciation and amortization and taxes, which often vary from company to company. In addition, we utilize EBITDA in evaluating acquisition targets. Management also believes that EBITDA is a useful tool for measuring our ability to meet our future debt service, capital expenditures and working capital requirements, and EBITDA is commonly used by us and our investors to measure our ability to service indebtedness. EBITDA is not a substitute for the GAAP measures of earnings or of cash flows and is not necessarily a measure of our ability to fund our cash needs. In addition, it should be noted that companies calculate EBITDA differently and, therefore, EBITDA as presented in this prospectus supplement may not be comparable to EBITDA reported by other companies. EBITDA has material limitations as a performance measure because it excludes (1) interest expense, which is a necessary element of our costs and ability to generate revenues because we have borrowed money to finance our operations, (2) depreciation, which is a necessary element of our costs and ability to generate revenues because we use capital assets and (3) income taxes, which is a necessary element of our operations. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA only supplementally. The following table reconciles EBITDA to net income, income from operations and net cash provided by operating activities.

(4)	Working capital equals current assets less current liabilities.

Reconciliation of EBITDA to Net Income, Income from Operations and Net Cash Provided by Operating Activities

The following table presents the reconciliation of EBITDA to net income, income from operations and to net cash provided by operating activities, the most directly comparable GAAP financial measures, for each of the periods indicated.

	Years Ended December 31,			Three Months Ended March 31,
	2018	2017	2016	2019	2018
	(dollars in millions)
Net cash provided by operating activities(1)	$1,409	$1,528	$867	$147	$225
Changes in operating assets and liabilities and other(1)	(313)	(723)	(346)	(50)	88
Deferred income taxes	(62)	534	(101)	(15)	(16)

Net income	1,034	1,339	420	82	297
Less:
Other income, net(2)	52	15	54	9	22
Interest expense	(126)	(159)	(79)	(30)	(37)
(Provision for) benefit from income taxes	(300)	258	(138)	(31)	(89)

Income from operations(2)	1,408	1,225	583	134	401

Add:
Depreciation and amortization	641	601	378	171	156
Other income, net(2)	52	15	54	9	22

EBITDA	$2,101	$1,841	$1,015	$314	$579

(1)

In respect of the financial information relating to the years ended December 31, 2017 and 2016, amounts were retrospectively adjusted as a result of the adoption of ASU No. 2016-18 effective January 1, 2018. Upon adoption of this ASU, we retrospectively adjusted our financial statements to reflect restricted cash in the beginning and ending cash and restricted cash balances within the statements of cash flows. See Note 1 to our consolidated financial statements incorporated by reference to our annual report on Form 10-K for the fiscal year ended December 31, 2018.

(2)

In respect of the financial information relating to the years ended December 31, 2017 and 2016, immaterial reclassifications were made from cost of sales to other income, net, retrospectively, as a result of the adoption of ASU No. 2017-07 effective January 1, 2018. See Note 1 to our consolidated financial statements incorporated by reference to our annual report on Form 10-K for the fiscal year ended December 31, 2018.

RISK FACTORS

You should carefully consider each of the following risks, the risks discussed under the heading “Risk Factors” in the accompanying prospectus and all of the information set forth or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 in “Item 1. Business—Risk Factors” and any other documents we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus, before investing in the notes.

Our holding company structure may affect our ability to make payments on the notes. Holders of notes may be structurally subordinated to the creditors of our subsidiaries.

We currently conduct our operations through subsidiaries, and our operating income and cash flow are generated by our subsidiaries. As a result, cash we obtain from our subsidiaries is the principal source of funds necessary to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries’ financial condition and operating requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations, including payments on the notes. In addition, none of our subsidiaries will guarantee the notes, and holders of the notes will have a junior position to the claims of creditors, including trade creditors and tort claimants, of such subsidiaries. We may in the future incur indebtedness guaranteed by our subsidiaries. In the event of a bankruptcy, liquidation or reorganization of any of our subsidiaries, holders of that subsidiary’s indebtedness, holders of any of our debt guaranteed by such subsidiary and such subsidiary’s trade creditors will generally be entitled to payment of their claims from the assets of the subsidiary before any assets are made available for distribution to us.

A holder’s right to receive payments on the notes is effectively subordinated to the rights of our future secured creditors to the extent of their collateral.

Holders of our future secured indebtedness will have claims that are prior to the claims of holders of the notes to the extent of the value of the assets securing that other indebtedness. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of any secured indebtedness will have prior claim to our assets that constitute their collateral. Holders of the notes will participate ratably with all holders of our senior unsecured indebtedness, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. We may apply proceeds of certain asset sales to reduce our future secured indebtedness or other secured obligations, but such application will not permanently reduce any future ability to incur secured indebtedness and other secured obligations under the indenture in the future. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of the notes may receive less, ratably, than holders of secured indebtedness. As of March 31, 2019, we had no secured indebtedness.

A holder’s right to receive payments on the notes could be adversely affected if any of our subsidiaries declares bankruptcy, liquidates or reorganizes.

None of our subsidiaries guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of our subsidiaries, holders of that subsidiary’s indebtedness, holders of our debt guaranteed by such subsidiary and such subsidiary’s trade creditors will generally be entitled to payment of their claims from the assets of the subsidiary before any assets are made available for distribution to us.

Our level of debt could adversely affect our ability to operate our business.

As of March 31, 2019, our indebtedness, including the current portion, totaled $2.7 billion, and our debt represented approximately 30.5% of our total capitalization. Our annual interest expense for the year ended

December 31, 2018 was $126 million, net of interest capitalized of $7 million. Our level of debt and the limitations imposed on us by our existing or future debt agreements could have significant consequences on our business and future prospects, including the following:

•	a portion of our cash flows from operations will be dedicated to the payment of interest and principal on our debt and will not be available for other purposes;

•	we may not be able to obtain necessary financing in the future for working capital, capital expenditures, acquisitions, debt service requirements or other purposes;

•	our less leveraged competitors could have a competitive advantage because they have greater flexibility to utilize their cash flows to improve their operations;

•

we may be exposed to risks inherent in interest rate fluctuations because some of our borrowings are at variable rates of interest, which would result in higher interest expense in the event of increases in interest rates;

•

we could be vulnerable in the event of a downturn in our business that would leave us less able to take advantage of significant business opportunities and to react to changes in our business and in market or industry conditions; and

•	should we pursue additional expansions of existing assets or acquisition of third party assets, we may not be able to obtain additional liquidity at cost effective interest rates.

These factors could be magnified or accelerated to the extent we were to finance future acquisitions with significant amounts of debt.

We may redeem the notes at any time.

We may redeem some or all of the notes, in whole or in part, at any time prior to their maturity at the applicable redemption price in the circumstances described under the heading “Description of the Senior Notes—Optional Redemption.” If we redeem the notes in such circumstances, you may not be able to reinvest the redemption proceeds in securities offering a comparable yield.

We may not be able to repurchase the notes upon a Change of Control Triggering Event.

If a Change of Control Triggering Event occurs, unless we have exercised our right to redeem the notes, we will be required to make an offer to repurchase the notes in cash at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase. However, we may not be able to repurchase the notes upon a Change of Control Triggering Event because we may not have sufficient funds to do so. We may also be required to offer to repurchase certain of our other debt upon a change of control and such event may give rise to an event of default under our revolving credit facility. In addition, agreements governing indebtedness incurred in the future may restrict us from repurchasing the notes in the event of a Change of Control Triggering Event. Any failure to repurchase properly tendered notes would constitute an event of default under the indenture governing the notes, which could, in turn, cause an acceleration of our other indebtedness. See “Description of the Senior Notes—Change of Control Triggering Event.”

To service our indebtedness and fund our capital requirements, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

Our ability to make payments on and to refinance our indebtedness and to fund planned capital expenditures and pay cash dividends will depend on our ability to generate cash in the future, including any distributions that we may receive from Westlake Partners. This is subject to general economic, financial, currency, competitive, legislative, regulatory and other factors that are beyond our control.

Our business may not generate sufficient cash flows from operations, we may not receive sufficient distributions from Westlake Partners, and currently anticipated cost savings and operating improvements may not be realized on schedule. We also generate revenues denominated in currencies other than that of our indebtedness and may have difficulty converting those revenues into the currency of our indebtedness. We may need to refinance all or a portion of our indebtedness on or before maturity. In addition, we may not be able to refinance any of our indebtedness, including our credit facility and our senior notes, on commercially reasonable terms or at all. All of these factors could be magnified if we were to finance any future acquisitions with significant amounts of debt.

Changes in our credit ratings may adversely affect the value of the notes.

We cannot provide assurance as to the credit ratings that may be assigned to the notes or that any such credit ratings will remain in effect for any given period of time or that any such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances warrant such an action. Further, any such ratings will be limited in scope and will not address all material risks relating to an investment in the notes, but rather will reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could adversely affect the market value of the notes and increase our corporate borrowing costs.

The market prices of the notes may be volatile.

The market prices of the notes will depend on many factors that may vary over time, some of which are beyond our control, including:

•	our financial performance;

•	the amount of indebtedness we have outstanding;

•	market interest rates;

•	the market for similar securities;

•	competition;

•	the size and liquidity of the market for the notes; and

•	general economic conditions.

As a result of these factors, you may only be able to sell your notes at prices below those you believe to be appropriate, including prices below the price you paid for them.

There may be no active trading market for the notes, and, if one develops, it may not be liquid.

The notes will constitute a new issue of securities for which there is no established trading market. We intend to apply to list the notes on the New York Stock Exchange or another recognized securities exchange; however, there can be no assurance that the notes will be so listed by the time the notes are delivered to purchasers or that the listing will be granted. A trading market for the notes may not develop, or if a market for the notes were to develop, the notes may trade at a discount from their original offering prices, depending upon many factors, including prevailing interest rates, the market for similar securities, general economic conditions and our financial condition. Although the underwriters have advised us that they currently intend to make a market in the notes, they are not obligated to do so and may discontinue such market making activity at any time without notice. In addition, market making activity will be subject to the limits imposed by the Securities Act of 1933, as amended (the “Securities Act”). There can be no assurance as to the development or liquidity of any market for the notes, the ability of the holders to sell their notes or the prices at which the holders would be able to sell their notes.

An investment in the notes by a noteholder whose home currency is not the Euro entails significant risks.

The notes are denominated in Euros, and any payments of principal and interest in respect of the notes are payable in Euros. If the Euro is not the currency of the country in which you are a resident or the currency in which you primarily conduct your business or activities (in each case, the “home currency”), an investment in the notes entails significant risks not associated with a similar investment in a security denominated in the home currency. These risks include the possibility of (i) significant changes in exchange rates between the home currency and the Euro, (ii) the imposition or modification of foreign exchange controls with respect to the Euro and (iii) tax consequences as a result of any foreign exchange gains or losses resulting from an investment in the notes. These risks generally depend on factors over which we have no control, such as economic, financial and political events and the supply of and demand for the relevant currencies that are important in determining the existence, magnitude and longevity of these risks and their results.

In recent years, rates of exchange between the Euro, on the one hand, and certain currencies, on the other, have been highly volatile, and you should be aware that volatility may be expected to continue in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur in the future, during the term of the notes. Depreciation of the Euro against the home currency would result in a decrease in the effective yield of the notes below the coupon rate and, in certain circumstances, could result in a loss to you on a home currency basis. If you are a beneficial owner of the notes subject to U.S. federal income tax, see “Material United States Federal Income Tax Considerations” for certain U.S. federal income tax consequences related to the notes being denominated in Euros.

In a lawsuit for payment on the notes, you may bear currency exchange risk.

U.S. federal or state courts rendering a judgment on the notes may be unable to enter judgment in any currency except in U.S. dollars. The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York. A New York state statute presently in effect would require a New York state court hearing such a lawsuit to render its decision or award in Euros. The judgment entered on that award, however, will be denominated in U.S. dollars, and converted at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes, you would bear currency exchange risk until a New York state court judgment is entered, which may take a substantial amount of time. A federal court sitting in New York with diversity jurisdiction over a dispute arising in connection with the notes would apply the foregoing New York law. Moreover, in courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the notes in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of Euros into U.S. dollars would depend upon various factors, including which court renders the judgment and when the judgment is rendered. Accordingly, in a lawsuit for payment on the notes, investors may bear currency exchange risk, which could be material.

The notes require us to make payments in dollars if we are unable to obtain Euros.

If the Euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the Euro is no longer being used by the then member states of the European Monetary Union that have adopted the Euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in dollars until the Euro is again available to us or so used. The amount payable on any date in Euros will be converted into dollars on the basis of the then most recently available market exchange rate for Euros. Any payment in respect of the notes so made in dollars will not constitute an event of default under the notes or the indenture governing the notes.

The notes will be represented by one or more global securities that will be deposited with a common depositary for Clearstream Luxembourg and/or Euroclear and registered in the name of such common depositary or its nominee and, therefore, you will have to rely on their procedures for transfer, payment and communication with us.

The notes will be represented by one or more global securities that will be deposited with a common depositary for Clearstream Luxembourg and/or Euroclear and registered in the name of such common depositary or its nominee. Except in certain limited circumstances described in the global securities, you will not be entitled to receive definitive certificated securities in exchange for interests in the global securities. While the notes are represented by the global securities, you will be able to trade their beneficial interests only through Clearstream Luxembourg and/or Euroclear.

We will discharge our payment obligations under the notes by making payments to or to the order of the common depositary for Clearstream Luxembourg and/or Euroclear for distribution to their accountholders. A holder of a beneficial interest in a global security must rely on the procedures of Clearstream Luxembourg and/ or Euroclear to receive payments under the notes. We, the trustee and the paying agent have no responsibility or liability for the records relating to, or payments made in respect of, beneficial interests in the global securities.

Holders of beneficial interests in the global securities will not have a direct right to vote in respect of the notes. Instead, such holders will be permitted to act directly only to the extent that they are enabled in accordance with the procedures of Clearstream Luxembourg and/or Euroclear to appoint appropriate proxies.

Trading in the Clearing Systems is subject to minimum denomination requirements.

The notes will be issued only in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. It is possible that the Clearing Systems may process trades which could result in amounts being held in denominations smaller than the minimum denominations. If definitive certificated securities are required to be issued in relation to such notes in accordance with the provisions of the relevant global securities, a holder that does not have at least the minimum denomination or any integral multiple of €1,000 in excess thereof in its account with the relevant Clearing System at the relevant time may not receive its entitlement in the form of definitive certificated securities unless and until such time as its holding satisfies the minimum denomination requirement.

CURRENCY CONVERSION

The notes are denominated in Euros, and any payments of principal and interest in respect of the notes are payable in Euros.

On July 5, 2019, the noon buying rate in The City of New York for cable transfers of Euros as certified for customs purposes by the Federal Reserve Bank of New York was €1.00/$1.1216.

Investors will be subject to foreign exchange risks as to any payments of principal and interest in respect of the notes that may have important economic and tax consequences to them. See “Risk Factors” beginning on page S-13.

Any information provided in this prospectus supplement concerning exchange rates is provided as a matter of information only and you should not regard such information as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately €692.28 million after deducting the underwriting discounts but before deducting estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes.

CAPITALIZATION

The following table sets forth our unaudited cash and cash equivalents and current marketable securities, short-term debt, net long-term debt, stockholders’ equity and total capitalization as of March 31, 2019:

•	on an actual basis; and

•	as adjusted to give effect to the offering of the notes (but not the application of the net proceeds therefrom).

You should read this table in conjunction with “Summary—Summary Consolidated Financial, Operating and Industry Data” appearing elsewhere in this prospectus supplement, and the sections entitled “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, and our consolidated financial statements and related notes, each of which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	March 31, 2019 (Unaudited) (dollars in millions)
	Actual	As Adjusted(1)
Cash, cash equivalents and current marketable securities	$445	$1,221

Short-term debt	$—	$—

Long-term debt:(2)
Revolving credit facility	$—	$—
3.60% senior notes due 2022	250	250
3.60% senior notes due 2026	750	750
Loan related to tax-exempt waste disposal revenue bonds due 2027	11	11
6 1/2% tax-exempt senior notes due 2029	100	100
6 1/2% tax-exempt senior notes due 2035	89	89
6 1/2% tax-exempt senior notes due 2035	65	65
5.0% senior notes due 2046	700	700
4.375% senior notes due 2047	500	500
3.50% senior notes due 2032	250	250
1.625% Senior Notes due 2029 offered hereby	—	785

Total long-term debt	2,715	3,500
Total equity	6,185	6,185

Total capitalization	$8,900	$9,685

(1)

Net proceeds of the notes of €700 million have been translated into U.S. dollars at an exchange rate of €1.1216 as of July 5, 2019. We intend to use the net proceeds from this offering for general corporate purposes, as described under the heading “Use of Proceeds.”

(2)	Excludes debt premium and debt issuance costs.

DESCRIPTION OF THE SENIOR NOTES

The following description is a summary of the material provisions of the indenture governing the notes and does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture. Copies of the indenture are available as set forth below under “Where You Can Find More Information.” Certain defined terms used in this description but not defined below have the meanings assigned to them in the indenture. In this description, the words “Westlake,” “we,” “us” and “our” refer only to Westlake Chemical Corporation and not to any of its subsidiaries.

General

Westlake will issue the notes under an indenture, dated as of January 1, 2006, among itself, the potential subsidiary guarantors listed therein and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, National Association), as trustee, as supplemented and amended by a twelfth supplemental indenture expected to be entered into on July 17, 2019. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The notes are a separate series of “senior debt securities” described in the accompanying prospectus, and this summary supplements that description.

The indenture does not limit the amount of debt securities that may be issued under the indenture. As of March 31, 2019, $2.7 billion of debt securities were outstanding under the indenture. We intend to use the net proceeds from this offering for general corporate purposes. We may issue additional debt securities under the indenture from time to time in one or more series. We may from time to time, without giving notice to or seeking the consent of the holders of the notes offered hereby, issue additional notes having the same terms (except for the issue date, and, in some cases, the public offering price and, to the extent applicable, the first date of interest accrual and the first interest payment date) as, and ranking equally and ratably with, the notes offered hereby; provided that any additional notes shall be issued under a separate CUSIP or ISIN number unless the additional notes are issued pursuant to a “qualified reopening” of the original series, are otherwise treated as part of the same “issue” of debt instruments as the original series or are issued with no more than a de minimis amount of original discount, in each case for U.S. federal income tax purposes. Any additional notes having such similar terms, together with the notes offered hereby, will constitute a single series of securities under the indenture, including for purposes of voting. No such additional notes may be issued if an “event of default” (as such term is defined below) has occurred and is continuing with respect to the notes offered hereby.

The registered holder of a note will be treated as the owner of the note for all purposes. Only registered holders will have rights under the indenture.

Principal, Maturity and Interest

Westlake will issue €700,000,000 in aggregate principal amount of notes in this offering. The notes will mature on July 17, 2029. Interest on the notes will accrue from July 17, 2019 at the rate of 1.625% per annum and will be payable annually in arrear on July 17 of each year, commencing on July 17, 2020. Westlake will make each interest payment in accordance with the provisions set forth under “—Payments and Paying Agents” below.

Interest on the notes will accrue from the date of original issuance or, if interest has already been paid or duly provided for, from the date it was most recently paid or duly provided for. Interest on the notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the notes (or from July 17, 2019, if no interest has been paid on the notes), to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

If the principal of or any premium or interest on the notes is payable on a day that is not a business day, the payment will be made on the following business day and no interest shall accrue for the intervening period. For these purposes, a “business day” is any day that is: (a) not a Saturday, a Sunday or a day on which banking institutions in any of New York, New York, Houston, Texas or London, United Kingdom is authorized or obligated by law, regulation or executive order to remain closed; and (b) a day on which commercial banking institutions are open for business and carrying out transactions in Euros in the United Kingdom and in the country in which the Paying Agent has its specified office and is a day on which the Trans-European Automated Real Time Gross Settlement Express Transfer System is operating.

The notes will be issued in denominations of €100,000 and integral multiples of €1,000 in excess thereof in book-entry form only. See “—Book-Entry, Clearance and Settlement.”

Issuance in Euro

Initial holders will be required to pay for the notes in Euros, and all payments of interest and principal, including payments made upon any redemption of the notes, will be payable in Euros. If, on or after the date of this prospectus supplement, the Euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the Euro is no longer being used by the then member states of the European Monetary Union that have adopted the Euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in dollars until the Euro is again available to us or so used. The amount payable on any date in Euros will be converted into dollars on the basis of the most recently available market exchange rate for Euros. Any payment in respect of the notes so made in dollars will not constitute an event of default under the notes or the indenture governing the notes. Neither the trustee nor the paying agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors.”

Ranking

The notes will be senior unsecured obligations of Westlake and will rank equally in right of payment with all existing and future unsecured and unsubordinated obligations of Westlake. As of March 31, 2019, we had an aggregate of $2.7 billion of unsecured and unsubordinated indebtedness, consisting of senior notes and a $11 million loan from the proceeds of tax-exempt waste disposal revenue bonds. We intend to use the net proceeds from this offering for general corporate purposes.

The notes will effectively rank junior to all existing and future secured indebtedness of Westlake to the extent of the value of the assets securing such indebtedness. As of March 31, 2019, Westlake had no secured indebtedness. As of March 31, 2019, Westlake had no outstanding borrowings under its revolving credit facility. In the event of any distribution or payment of Westlake’s assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured indebtedness will have prior claim to such assets that constitute their collateral. Holders of the notes will participate ratably with all holders of our senior unsecured indebtedness, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. See “Risk Factors— A holder’s right to receive payments on the notes is effectively subordinated to the rights of our secured creditors.”

In addition, none of our subsidiaries will guarantee the notes. We may in the future incur indebtedness guaranteed by our subsidiaries. In the event of a bankruptcy, liquidation or reorganization of any of these subsidiaries, that subsidiary will pay the holders of its debt, the holders of any of our debt which is guaranteed by such subsidiary and its trade creditors before it will be able to distribute any of its assets to us. Accordingly, the notes will be effectively subordinated to creditors, including trade creditors, if any, of our subsidiaries.

Optional Redemption

The notes will be redeemable at our option, in whole or in part, at any time and from time to time prior to April 17, 2029 (three months prior to the maturity date of the notes (the “Par Call Date”)), in principal amounts of €1,000 and integral multiples of €1,000 in excess thereof, provided that the unredeemed portion of a note must be in a minimum principal amount of €100,000, for a redemption price equal to the greater of:

•	100% of the principal amount of the notes to be redeemed; and

•

the sum of the present values of the Remaining Scheduled Payments on the notes being redeemed that would be due if the notes matured on the Par Call Date (excluding accrued and unpaid interest to the redemption date), discounted to the redemption date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate plus 30 basis points, plus accrued and unpaid interest on the notes being redeemed to the redemption date.

In addition, at any time on or after the Par Call Date, the notes will be redeemable at our option, in whole or in part, in principal amounts of €1,000 and integral multiples of €1,000 in excess thereof, provided that the unredeemed portion of a note must be in a minimum principal amount of €100,000, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest to the redemption date.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by us, a German government bond whose maturity is closest to the maturity of the notes to be redeemed, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by us, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means, with respect to any redemption date, the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the notes to be redeemed, if they were to be purchased at such price on the third business day prior to the date fixed for redemption, would be equal to the gross redemption yield on such business day of the Comparable Government Bond (as defined above) on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such business day as determined by an independent investment bank selected by us.

“Remaining Scheduled Payments” means the remaining scheduled payments of the principal of and interest on each note to be redeemed that would be due after the related redemption date but for such redemption.

We will deliver notice of a redemption not less than 10 days nor more than 60 days before the redemption date to holders of notes to be redeemed. Once notice of redemption is sent, the notes called for redemption will become due and payable on the redemption date at the applicable redemption price. A notice of redemption may not be conditional.

If we elect to redeem less than all of the notes, and such notes are at the time represented by a global note, then the particular notes to be redeemed will be selected in accordance with the procedures of the Clearing Systems. If we elect to redeem less than all of the notes, and any of such notes are not represented by a global note, then the notes to be redeemed shall be selected by lot or pro rata. Unless there is a default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

We may at any time, and from time to time, purchase the notes at any price or prices in the open market, through negotiated transactions, by tender offer or otherwise.

Redemption for Tax Reasons

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority in the United States), or any change in, or amendment to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced and becomes effective on or after the issue date of the notes, we determine (based on an opinion issued to us by counsel of recognized standing with respect to U.S. federal income tax matters) that we become obligated to pay additional amounts as described under the heading “—Payment of Additional Amounts” with respect to the notes, then we may at any time at our option redeem, in whole, but not in part, the notes on not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest on the notes to, but not including, the date fixed for redemption.

Payment of Additional Amounts

We will, subject to the exceptions and limitations set forth below, pay as additional interest on the notes such additional amounts as are necessary in order that the net payment of the principal of and interest on the notes to a holder that is not a United States person (as defined below), after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States, will not be less than the amount provided in the notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:

(1) to any tax, assessment or other governmental charge that is imposed solely by reason of the holder (or the beneficial owner for whose benefit such holder holds such note), or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

(a) being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

(b) having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the notes or the receipt of any payment or the enforcement of any rights thereunder), including being or having been a citizen or resident of the United States;

(c) being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for United States federal income tax purposes or a corporation that has accumulated earnings to avoid United States federal income tax;

(d) being or having been a “10-percent shareholder” of the Company as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision; or

(e) being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

(2) to any holder that is not the sole beneficial owner of the notes, or a portion of the notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(3) to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or as a precondition to exemption from such tax, assessment or other governmental charge;

(4) to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by us or an applicable withholding agent from the payment;

(5) to any estate, inheritance, gift, sales, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

(6) to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of any note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(7) to any tax, assessment or other governmental charge imposed under Sections 1471 through 1474 of the Code (or any amended or successor provisions), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code; or

(8) in the case of any combination of items (1), (2), (3), (4), (5), (6) and (7).

The notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the notes. Except as specifically provided under this heading “—Payment of Additional Amounts,” we will not be required to make any payment for any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

As used under this heading “—Payment of Additional Amounts” and under the heading “—Redemption for Tax Reasons”, the term “United States” means the United States of America, the states of the United States, and the District of Columbia, and the term “United States person” means any individual who is a citizen or resident of the United States for United States federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

Sinking Fund

The notes will not be entitled to any sinking fund.

Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event, unless we have exercised our right to redeem the notes as described under “—Optional Redemption” in accordance with the indenture, each holder of the notes will have the right to require us to purchase all or a portion (€1,000 or an integral multiple of €1,000 in excess thereof) of such holder’s notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Payment”), subject to the rights of holders of the notes on the relevant record date to receive interest due on the relevant interest payment date; provided that the principal amount of a note remaining outstanding after a repurchase in part shall be €100,000 or an integral multiple of €1,000 in excess thereof.

Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will be required to deliver a notice to each holder of the notes not redeemed, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer. Such notice will, among other things, state the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is sent, other than as may be required by applicable law (the “Change of Control Payment Date”), describe the transaction or transactions constituting the Change of Control Triggering Event and offer to repurchase the notes. The notice, if sent prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, we will, to the extent lawful:

•	accept or cause a third party to accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

•	deposit or cause a third party to deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

•

deliver or cause to be delivered to the trustee the notes to be redeemed properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being repurchased and that all conditions precedent to the Change of Control Offer and to the repurchase by us of notes pursuant to the Change of Control Offer have been complied with.

We will not be required to make a Change of Control Offer with respect to the notes if (i) a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer otherwise required to be made by us and such third party purchases all such notes properly tendered and not withdrawn under its offer or (ii) a notice of redemption has been given to the holders of all of the notes in accordance with the terms of the indenture, unless and until there is a default in payment of the redemption price.

A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place with respect to the Change of Control at the time of making of the Change of Control Offer.

We will comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.

For purposes of the foregoing discussion of a Change of Control Offer, the following definitions are applicable:

“Below Investment Grade Rating Event” means the rating on the notes is lowered and as a result the notes cease to be rated Investment Grade by each of the Rating Agencies on any date during the period (the “Trigger Period”) commencing on the earlier of (a) the occurrence of a Change of Control and (b) the first public announcement by us of any Change of Control (or pending Change of Control) and ending 60 days following the consummation of such Change of Control (which Trigger Period will be extended if the rating of the notes is under publicly announced consideration for possible downgrade by any Rating Agency on such 60th day, such extension to last with respect to each Rating Agency until the date on which such Rating Agency considering such possible downgrade either (x) rates the notes below Investment Grade or (y) publicly announces that it is no longer considering the notes for possible downgrade; provided, that no such extension will occur if on such 60th day the notes are rated Investment Grade not subject to review for possible downgrade by any Rating Agency); provided, that a rating event will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event) if each Rating Agency making the reduction in rating does not publicly announce or confirm or inform the trustee in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control (whether or not the applicable Change of Control has occurred at the time of the Below Investment Grade Rating Event). If any Rating Agency withdraws its rating on the notes or otherwise ceases to provide a rating on the notes on any day during the Trigger Period for any reason and we have not selected a replacement Rating Agency pursuant to the terms of the indenture, the rating of such Rating Agency shall be deemed to be below an Investment Grade Rating on such day.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” as such term is used in Section 13(d)(3) of the Exchange Act, such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

“Change of Control” means the occurrence of any of the following after the date of issuance of the notes:

•

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Westlake and its Subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) other than to Westlake or one of its Subsidiaries;

•

the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act, it being agreed that an employee of Westlake or any of its Subsidiaries for whom shares are held under an employee stock ownership, employee retirement, employee savings or similar plan and whose shares are voted in accordance with the instructions of such employee shall not be a member of a “group” (as that term is used in Section 13(d)(3) of the Exchange Act) solely because such employee’s shares are held by a trustee under said plan) becomes the ultimate Beneficial Owner, directly or indirectly, of our Voting Stock representing more than 50% of the voting power of our outstanding Voting Stock;

•

we consolidate with, or merge with or into, any Person, or any Person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where our Voting Stock outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for, Voting Stock representing more than 50% of the voting power of the Voting Stock of the surviving Person or its parent immediately after giving effect to such transaction;

•

during any period of 24 consecutive calendar months, the majority of the members of our board of directors shall no longer be composed of individuals (a) who were members of our board of directors on the first day of such period or (b) whose election or nomination to our board of directors was approved by individuals referred to in clause (a) above constituting, at the time of such election or nomination, at least a majority of our board of directors or, if directors are nominated by a committee of our board of directors, constituting at the time of such nomination, at least a majority of such committee; or

•	the adoption of a plan relating to our liquidation or dissolution.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (i) we become a direct or indirect wholly-owned subsidiary of a holding company and (ii) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P), and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us under the circumstances permitting us to select a replacement rating agency and in the manner for selecting a replacement rating agency, in each case as set forth in the definition of “Rating Agency.”

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agency” means each of Moody’s and S&P; provided, that if any of Moody’s or S&P ceases to provide rating services to issuers or investors, we may appoint another “nationally recognized statistical rating organization” (as defined under the Exchange Act) as a replacement for such Rating Agency; provided, that we shall give written notice of such appointment to the trustee.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Voting Stock” of any specified Person as of any date means the capital stock (or comparable equity interests) of such Person that is at the time entitled to vote generally in the election of the board of directors (or members of the governing body) of such Person.

For purposes of the notes, “Person” includes any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Westlake and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Westlake and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Certain Covenants

The indenture will contain, among others, the following covenants:

Restrictions on Secured Debt

Under the indenture, Westlake will not, and we will not permit any Restricted Subsidiary (as defined below) to, incur, issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (“Debt”), secured by pledge of, or mortgage or lien on, any Principal Property (as defined below) of Westlake or any Restricted Subsidiary, or any shares of stock of or Debt of any Restricted Subsidiary (such pledges, mortgages and liens being called “Mortgage” or “Mortgages” and such Debt secured by such Mortgages being called “Secured Debt”), without effectively providing that the notes (together with, if we shall so determine, any other indebtedness of Westlake or such Restricted Subsidiary then existing or thereafter created which is not subordinate to the notes) shall be secured equally and ratably with (or prior to) such Secured Debt, so long as such Secured Debt shall be so secured, unless after giving effect thereto, the aggregate amount of all such Secured Debt plus all Attributable Debt of Westlake and its Restricted Subsidiaries in respect of any Sale and Leaseback Transaction (as defined below) would not, at the time of such incurrence, issuance, assumption or guarantee, exceed 15% of Consolidated Net Tangible Assets; provided, however, that this restriction shall not apply to, and there shall be excluded from Secured Debt in any computation under such restriction, indebtedness secured by:

•	Mortgages on such property or shares of stock or Debt existing on the first date the notes are originally issued;

•

Mortgages on such property or shares of stock of or Debt of any Person, which Mortgages are existing at the time (i) such Person became a Restricted Subsidiary, (ii) such Person is merged into or consolidated with Westlake or any of its Subsidiaries or (iii) Westlake or one of its Subsidiaries merges into or consolidates with such Person (in a transaction in which such Person becomes a Restricted Subsidiary), which Mortgage was not incurred in anticipation of such transaction and was outstanding prior to such transaction;

•	Mortgages in favor of Westlake;

•

Mortgages in favor of a governmental entity or in favor of the holders of securities issued by any such entity, pursuant to any contract or statute (including Mortgages to secure debt of the pollution control or industrial revenue bond type) or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Mortgages;

•	Mortgages in favor of any governmental entity to secure progress, advance or other payments pursuant to any contract or provision of any statute;

•	Mortgages on such property or shares of stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation);

•

Mortgages on such property or shares of stock or Debt to secure the payment of all or any part of the purchase price or construction cost thereof or to secure any Debt incurred prior to, at the time of, or within 180 days after, the acquisition of such property or shares or Debt, the completion of any construction or the commencement of full operation, for the purpose of financing all or any part of the purchase price or construction cost thereof;

•	Mortgages incurred in connection with a Sale and Leaseback Transaction satisfying the provisions described under “—Limitations on Sale and Leaseback Transactions” below; and

•

any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Mortgage referred to in the foregoing bullet points; provided that such extension, renewal or replacement Mortgage shall be limited to all or a part of the same such property or shares of stock or Debt that secured the Mortgage extended, renewed or replaced (plus improvements on such property).

Limitations on Sale and Leaseback Transactions

Under the indenture, Westlake will not, and will not permit any Restricted Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor (not including us or any Restricted Subsidiary) or to which any such lender or investor is a party, providing for the leasing by us or a Restricted Subsidiary for a period, including renewals, in excess of three years of any Principal Property the ownership of which has been or is to be sold or transferred, more than 180 days after the completion of construction and commencement of full operation thereof, by us or such Restricted Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property (referred to as a “Sale and Leaseback Transaction”) unless:

•	such Sale and Leaseback Transaction is with a governmental entity that provides financial or tax benefits;

•

we or such Restricted Subsidiary could create Secured Debt pursuant to the provisions described under “—Restrictions on Secured Debt” on the Principal Property to be leased in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction without equally and ratably securing notes issued under the indenture; or

•

the net proceeds of the sale or transfer of the Principal Property leased pursuant to such Sale and Leaseback Transaction is at least equal to the fair market value of such Principal Property and (b) within 180 days after such sale or transfer shall have been made by us or by a Restricted Subsidiary, we apply an amount not less than the greater of (i) the net proceeds of the sale of the Principal Property leased pursuant to such arrangement or (ii) the fair market value of the Principal Property so leased at the time of entering into such arrangement (as evidenced by an officers’ certificate delivered to the trustee) to the retirement of Funded Debt (as defined below) of Westlake; provided that the amount to be applied to the retirement of Funded Debt of Westlake shall be reduced by (x) the principal amount of notes issued under the indenture delivered within 180 days after such sale to the trustee for retirement and cancellation, and (y) the principal amount of Funded Debt other than notes issued under the indenture, voluntarily retired by us within 180 days after such sale. No retirement referred to in this bullet point may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or mandatory prepayment provision.

Limitations on Consolidations, Mergers and Sales of Assets

The indenture will provide that we may not consolidate with or merge into any entity or sell, lease, convey, assign, transfer or dispose of all or substantially all of our assets to any entity unless:

(1)

the resulting, surviving or transferee Person is either Westlake or is a corporation organized under the laws of the United States, any state thereof, or the District of Columbia, and, if not Westlake, the resulting entity assumes by a supplemental indenture the due and punctual payments on the notes and the performance of our covenants and obligations under the indenture; and

(2)	immediately after giving effect to the transaction, no default or event of default under the indenture has occurred and is continuing or would result from the transaction.

Upon any transaction of the type described above, the resulting entity will succeed to and be substituted for and may exercise all of our rights and powers under the indenture and the notes with the same effect as if the resulting entity had been named as us in the indenture. In the case of any asset transfer or disposition other than a lease, when the resulting entity assumes all of our obligations and covenants under the indenture and the notes, we will be relieved of all such obligations.

Certain Definitions

“Attributable Debt” means, as to any lease in respect of a Sale and Leaseback Transaction under which any Person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof (or, if earlier, the first date upon which such lease may be terminated without penalty), discounted from the respective due dates thereof to such date at the weighted average rate per annum borne by the notes, compounded annually. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. Unless we elect to calculate the total amount of rent required to be paid through the first date upon which such lease may be terminated without penalty (if such a provision exists), in the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (1) all current liabilities, except for (a) notes and loans payable, (b) current maturities of long-term debt and (c) current maturities of obligations under finance leases and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of Westlake and its consolidated Subsidiaries and computed in accordance with generally accepted accounting principles in the United States as in effect from time to time. Deferred income taxes, deferred investment tax credit or other similar items, as calculated in accordance with generally accepted accounting principles in the United States as in effect from time to time, will not be considered as a liability or as a deduction from or adjustment to total assets.

“Euro” or “€” means the official currency of the European Union member states participating in the European Monetary Union.

“Funded Debt” means all indebtedness for money borrowed having a maturity of more than 12 months from the date of the most recent balance sheet of Westlake and its consolidated Subsidiaries or having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from the date of such balance sheet at the option of the borrower of such indebtedness.

“Principal Property” means any single parcel of real estate, any single manufacturing plant or any single warehouse owned or leased in connection with a Sale and Leaseback Transaction by Westlake or any Subsidiary which is located within the United States and the net book value of which on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets, other than any such manufacturing plant or warehouse or portion thereof (1) which is a pollution control or other facility financed by obligations issued by a state or local government unit and described in Sections 141(a), 142(a)(5), 142(a)(6), 142(a)(10) or 144(a) of the Internal Revenue Code (or their successor provisions) or by any other obligations the interest of which is excluded under Section 103 of the Internal Revenue Code (or its successor provision), or (2) which, in the good-faith opinion of our board of directors, as evidenced by a board resolution, is not of material importance to the total business conducted by Westlake and its Subsidiaries taken as a whole. As of March 31, 2019, Westlake and its Restricted Subsidiaries had Principal Properties representing approximately 30.8% of Westlake’s consolidated assets as of such date.

“Restricted Subsidiary” means a wholly-owned Subsidiary of Westlake substantially all of the assets of which are located in the United States (excluding territories or possessions) and which owns a Principal Property;

provided, however, that the term Restricted Subsidiary shall not include any Subsidiary that is principally engaged in (1) the business of financing; (2) the business of owning, buying, selling, leasing, dealing in or developing real property; or (3) the business of exporting goods or merchandise from or importing goods or merchandise into the United States.

“Subsidiary” means a Person more than 50% of the outstanding Voting Stock (as defined above) of which is owned, directly or indirectly, by Westlake or by one or more other Subsidiaries, or by Westlake and one or more other Subsidiaries.

Events of Default

The following are events of default with respect to the notes:

•	our failure to pay interest on the notes for 30 days after becoming due;

•	our failure to pay principal of or any premium on the notes when due;

•

our failure to comply with any covenant or agreement of the notes or the indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of another series of notes) for 60 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding notes issued under the indenture that are affected by that failure; and

•	specified events involving bankruptcy, insolvency or reorganization of Westlake.

A default under one series of notes will not necessarily be a default under any other series. If a default or event of default for the notes occurs, is continuing and is known to the trustee, the trustee will notify the holders of the notes within 90 days after it occurs. The trustee may withhold notice to the holders of the notes of any default or event of default, except in any payment on the notes, if the trustee in good faith determines that withholding notice is in the interests of the holders of those notes.

If an event of default for the notes occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding notes (or, in some cases, 25% in principal amount of all notes issued under the indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those notes to be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of Westlake occurs, the principal of and accrued and unpaid interest on the notes will become immediately due and payable without any action on the part of the trustee or any holder. At any time after a declaration of acceleration has been made, the holders of a majority in principal amount of the outstanding notes (or, in some cases, of all notes issued under the indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement and its consequences.

A holder of notes may pursue any remedy under the indenture only if:

•	the holder gives the trustee written notice of a continuing event of default with respect to the notes;

•	the holders of at least 25% in principal amount of the outstanding notes make a written request to the trustee to pursue the remedy;

•	the holders offer to the trustee indemnity satisfactory to the trustee against any loss, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and offer of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the notes do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of a holder of notes to sue for enforcement of any overdue payment.

The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless those holders have offered to the trustee indemnity satisfactory to it. Subject to this provision for indemnification, the holders of a majority in principal amount of the outstanding notes (or a majority in principal amount of all notes issued under the indenture that are affected, voting as one class) generally may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred on the trustee relating to or arising as a result of an event of default.

If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his own affairs.

The indenture requires us to furnish to the trustee annually a statement as to our performance of certain of our obligations under the indenture and as to any default in performance.

Modification and Waiver

We and the trustee may supplement or amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding notes of all series issued under the indenture that are affected by the amendment or supplement (voting as one class). Without the consent of the holder of each note affected, however, no modification may:

•	reduce the amount of notes whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest on the notes;

•	reduce the principal of the notes or change their stated maturity;

•	reduce any premium payable on the redemption of the notes or change the time at which the notes may or must be redeemed;

•	change any obligation to pay additional amounts on the notes;

•	make payments on the notes payable in currency other than as originally stated in the notes;

•	impair the holder’s right to institute suit for the enforcement of any payment on or with respect to the notes;

•

make any change in the percentage of principal amount of notes necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification; and

•	waive a continuing default or event of default regarding any payment on the notes.

We and the trustee may supplement or amend the indenture or waive any provision of the indenture without the consent of any holders of notes issued under the indenture in certain circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to conform the provisions of the indenture (as amended or supplemented) or the notes to the “Description of the Senior Notes” section of this prospectus supplement;

•	to provide for the assumption of our obligations under the indenture by a successor upon any merger, consolidation or asset transfer permitted under the indenture;

•	to provide for uncertificated notes in addition to or in place of certificated notes or to provide for bearer notes;

•	to provide any security for, or to add any guarantees of or obligors on, any series of notes;

•	to comply with any requirement to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939;

•	to add covenants that would benefit the holders of any notes or to surrender any rights we have under the indenture;

•	to add events of default with respect to any series of notes;

•	to make any change that does not adversely affect any outstanding notes of any series issued under the indenture in any material respect; and

•	to establish the form or terms of any notes and to accept the appointment of a successor trustee, each as permitted under the indenture.

The holders of a majority in principal amount of the outstanding notes (or, in some cases, a majority in principal amount of all notes issued under the indenture that are affected, voting as one class) may waive any existing or past default or event of default with respect to the notes. Those holders may not, however, waive any default or event of default in any payment on any note or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

Defeasance and Discharge

Defeasance. When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee under the indenture any combination of money or government securities sufficient to make payments on the notes on the dates those payments are due, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the notes (“legal defeasance”); or

•

we will no longer have any obligation to comply with specified restrictive covenants with respect to the notes, the covenant described under “—Certain Covenants—Limitations on Consolidations, Mergers and Sales of Assets” above and other specified covenants under the indenture, and the related events of default will no longer apply (“covenant defeasance”).

If the notes are defeased, the holders of the notes will not be entitled to the benefits of the indenture, except for obligations to register the transfer or exchange of notes, replace stolen, lost or mutilated notes or maintain paying agencies and hold money for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the notes will also survive.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the beneficial owners of the notes to recognize income, gain or loss for U.S. federal income tax purposes and that the beneficial owners would be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

Satisfaction and Discharge. In addition, the indenture will cease to be of further effect with respect to the notes, subject to exceptions relating to compensation and indemnity of the trustee under the indenture and repayment to us of excess money or government securities, when:

•	either

•	all outstanding notes have been delivered to the trustee for cancellation; or

•	all outstanding notes not delivered to the trustee for cancellation either:

•	have become due and payable

•	will become due and payable at their stated maturity within one year, or

•	are to be called for redemption within one year; and

•	we have deposited with the trustee any combination of money or government securities in trust sufficient to pay the entire indebtedness on the notes when due; and

•	we have paid all other sums payable by us with respect to the notes.

Governing Law

New York law will govern the indenture and the notes.

The Trustee

The Bank of New York Mellon Trust Company, N.A. (successor to JPMorgan Chase Bank, National Association) acts as the trustee under the indenture. The Bank of New York Mellon Trust Company, N.A. will act as the trustee with respect to the notes.

The indenture contains limitations on the right of the trustee, if it or any of its affiliates is then our creditor to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee and its affiliates are permitted to engage in other transactions with us. If, however, the trustee acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.

Payments and Paying Agents

We will make payments on the notes in Euros and such payments on notes represented by a global security will be made through one or more paying agents to the Clearing Systems or their nominee.

We will make interest payments to the person in whose name the note is registered at the close of business on the record date for the interest payment. The regular record dates for the notes will be the close of business (in the relevant Clearing System) on the Clearing System Business Day immediately preceding each interest payment date (or, if the notes are held in definitive form, the 15th calendar day preceding each interest payment date, whether or not a business day).

The Bank of New York Mellon, London Branch will be designated as the paying agent for payments on notes issued under the indenture pursuant to a paying agency agreement expected to be entered into on July 17, 2019. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

If the principal of or any premium or interest on the notes is payable on a day that is not a Clearing System Business Day, the payment will be made on the following Clearing System Business Day. For these purposes, a “Clearing System Business Day” means a day on which each Clearing System for which any global security is being held is open for business.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the notes that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders of notes entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Book-Entry, Clearance and Settlement

The description of the Clearing Systems in this section reflects our understanding of the rules and procedures of Clearstream Luxembourg and Euroclear as they are currently in effect. These systems could change their rules and procedures at any time. We have obtained the information in this section concerning Clearstream Luxembourg and Euroclear and their book-entry systems and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

The notes will initially be represented by one or more fully registered global securities. Each such global security will be deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary for the accounts of Clearstream Luxembourg and Euroclear. Except as described below, the global securities may be transferred, in whole and not in part, only to Euroclear or Clearstream Luxembourg or their respective nominees. You may hold your interests in the global securities in Europe through Clearstream Luxembourg or Euroclear, either as a participant in such systems or indirectly through organizations which are participants in such systems. Clearstream Luxembourg and Euroclear will hold interests in the global securities on behalf of their respective participating organizations or customers through customers’ securities accounts in Clearstream Luxembourg’s or Euroclear’s names on the books of their respective depositaries. Book-entry interests in the notes and all transfers relating to the securities will be reflected in the book-entry records of Clearstream Luxembourg and Euroclear.

The distribution of the notes will be cleared through Clearstream Luxembourg and Euroclear. Any secondary market trading of book-entry interests in the notes will take place through Clearstream Luxembourg and Euroclear participants and will settle in same-day funds. Owners of book-entry interests in the notes will receive payments relating to their notes in Euros.

Clearstream Luxembourg and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow the notes to be issued, held and transferred among the Clearing Systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among the Clearing Systems to trade securities across borders in the secondary market.

The policies of Clearstream Luxembourg and Euroclear will govern payments, transfers, exchanges and other matters relating to your interest in the notes. We, the trustee and the paying agent have no responsibility for any aspect of the records kept by Clearstream Luxembourg or Euroclear or any of their direct or indirect participants. We, the trustee and the paying agent also do not supervise these systems in any way.

Clearstream Luxembourg and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.

Except as provided below, owners of beneficial interests in the notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the Clearing Systems and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a noteholder.

Clearstream Luxembourg

Clearstream Luxembourg has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream Luxembourg holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries.

As a professional depositary, Clearstream Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to interests in the notes held beneficially through Clearstream Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

Euroclear

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern:

•	transfers of securities and cash within Euroclear;

•	withdrawal of securities and cash from Euroclear; and

•	receipt of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding securities through Euroclear Participants.

Distributions with respect to interests in the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions.

Clearance and Settlement Procedures

Investors that hold their securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures that are applicable to conventional eurobonds in registered form. Notes will be credited to the securities custody accounts of Clearstream Luxembourg and Euroclear participants on the business day following the issue date, for value on the issue date. They will be credited either free of payment or against payment for value on the issue date.

Secondary market trading between Clearstream Luxembourg and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream Luxembourg and Euroclear. Secondary market trading will be settled using procedures applicable to conventional eurobonds in registered form.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream Luxembourg or Euroclear is used.

Clearstream Luxembourg or Euroclear will credit payments to the cash accounts of Clearstream Luxembourg customers or Euroclear participants, as applicable, in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream Luxembourg customer or Euroclear participant only in accordance with its relevant rules and procedures.

Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of Clearstream Luxembourg and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

If the Clearing Systems are at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue the notes in definitive form in exchange for the entire global note representing such notes. In addition, we may at any time, and in our sole discretion and subject to the procedures of the Clearing Systems, determine not to have the notes represented by the global note and, in such event, will issue notes in definitive form in exchange for the global note representing such notes. In any such instance, an owner of a beneficial interest in the global note will be entitled to physical delivery in definitive form of notes represented by such global note equal in principal amount to such beneficial interest and to have such notes registered in its name.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations that may be relevant to an investor in a note. This summary is based on provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, laws, rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect. This summary deals only with beneficial owners of notes that will hold notes as capital assets, and does not address particular tax considerations that may be applicable to investors that are subject to special tax rules, such as banks, tax-exempt entities, insurance companies, regulated investment companies, dealers in securities or currencies, traders in securities electing to mark to market, persons that will hold notes as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction, entities taxed as partnerships or the partners therein, persons subject to the alternative minimum tax, U.S. expatriates, nonresident alien individuals present in the United States for more than 182 days in a taxable year, or persons that have a “functional currency” other than the U.S. dollar.

This summary addresses only U.S. federal income tax consequences, and does not address consequences arising under state, local, foreign tax laws or the Medicare tax on net investment income. Investors should consult their own tax advisors in determining the tax consequences to them of holding notes under such tax laws, as well as the application to their particular situation of the U.S. federal income tax considerations discussed below.

As used herein, a “U.S. holder” is a beneficial owner of a note that is a citizen or resident of the United States or a U.S. domestic corporation or that otherwise will be subject to U.S. federal income taxation on a net income basis in respect of the note. A “Non-U.S. holder” is a beneficial owner of a note that is an individual, corporation, foreign estate, or foreign trust that is not a U.S. holder.

U.S. Holders

Book/Tax Conformity. U.S. holders that use an accrual method of accounting for U.S. federal income tax purposes (“accrual-method holders”) generally are required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements (the “book/tax conformity rule”). The application of the book/tax conformity rule thus may require the accrual of income earlier than would be the case under the general tax rules described below. It is not clear to what types of income the book/tax conformity rule applies, or, in some cases, how the rule is to be applied if it is applicable. Accrual-method holders should consult with their tax advisors regarding the potential applicability of the book/tax conformity rule to their particular situation.

Payments of Interest. Payments of stated interest generally will be taxable to a U.S. holder as ordinary interest income at the time it accrues or is actually or constructively received, in accordance with the U.S. holder’s method of accounting for U.S. federal income tax purposes. It is expected, and this discussion assumes, that the notes will not be issued with more than a prescribed de minimis amount of original issue discount (“OID”). In general, however, if the notes are issued with more than de minimis OID, a U.S. holder will be required to include OID in gross income, as ordinary income, under a “constant-yield method” before the receipt of cash attributable to such income, regardless of the U.S. holder’s regular method of accounting for U.S. federal income tax purposes. OID generally will be accrued in Euros and translated into dollars in the same manner as interest earned by accrual-method taxpayers (as described below), regardless of the U.S. holder’s method of accounting. The U.S. holder generally will recognize foreign currency gain or loss to the extent the amount accrued differs from the U.S. dollar value of the Euro amounts attributable to OID when received.

A U.S. holder that uses the cash method of accounting for U.S. federal income tax purposes and that receives a payment of interest will be required to include in ordinary income the U.S. dollar value of the Euro interest payment (determined based on the spot rate of exchange on the date the payment is received), regardless of whether the payment is in fact converted to U.S. dollars. A U.S. holder that uses the accrual method of accounting for U.S. federal income tax purposes will accrue interest income on a note in Euros and translate the amount accrued into U.S. dollars based on the average exchange rate in effect during the interest accrual period (or portion thereof within the U.S. holder’s taxable year), or at the U.S. holder’s election, at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year), or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period. A U.S. holder that makes this election must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the Internal Revenue Service (the “IRS”).

A U.S. holder who uses the accrual method will recognize foreign currency gain or loss, as the case may be, on the receipt of an interest payment made with respect to a note if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income, regardless of whether the payment is in fact converted into U.S. dollars. This foreign currency gain or loss will generally be treated as ordinary income or loss and will not be treated as an adjustment to interest income received on the note.

Sale, Exchange and Retirement of Notes. Upon the sale, exchange or retirement of a note, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued interest, which will be taxable as such) and the U.S. holder’s tax basis in such note.

A U.S. holder’s adjusted tax basis in a note generally will be the U.S. dollar value of the purchase price of that note on the date of purchase. The amount realized upon the sale, exchange or retirement of a note will be the U.S. dollar value of the currency received calculated at the exchange rate in effect on the date the instrument is sold, exchanged or retired. If the notes are treated as traded on an established securities market, a U.S. holder who uses the cash method, and if it so elects, a U.S. holder who uses the accrual method, will determine the U.S. dollar value of the amount realized by translating such amount at the spot rate on the settlement date of the sale. The election available to U.S. holders who use the accrual method in respect of the purchase and sale of notes traded on an established securities market must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS. U.S. holders should consult their own tax advisors about the availability of this treatment (and in the case of accrual-method U.S. holders, the advisability of making this election).

Subject to the foreign currency rules discussed below, gain or loss realized by a U.S. holder on a sale or other taxable disposition of a note generally will be capital gain or loss and will be long-term capital gain or loss if, at the time of such sale or disposition, the notes have been held for more than one year. Certain non-corporate U.S. holders (including individuals) may be eligible for preferential rates of taxation in respect of long-term capital gains. The deductibility of capital losses is subject to limitations.

Gain or loss recognized by a U.S. holder on the sale, exchange or retirement of a note generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which the U.S. holder held the note. This foreign currency gain or loss will not be treated as an adjustment to interest income received on the notes. In addition, upon the sale, exchange or retirement of a note, a U.S. holder that uses the accrual method may realize foreign currency gain or loss attributable to amounts received in respect of accrued and unpaid interest. The amount of foreign currency gain or loss recognized with respect to principal and accrued interest will, however, be limited to the amount of overall gain or loss realized on the disposition. For a U.S. holder that uses the accrual method and does not make the election described above with respect to notes traded on an established securities market, the foreign currency gain or loss may include amounts attributable to changes in exchange rates between the trade date and the settlement date.

Reportable Transactions. A U.S. holder that participates in a “reportable transaction” will be required to disclose its participation to the IRS. The scope and application of these rules is not entirely clear. A U.S. holder may be required to treat a foreign currency exchange loss relating to a note as a reportable transaction if the loss exceeds $50,000 in a single taxable year if the U.S. holder is an individual or trust, or higher amounts for other U.S. holders. In the event the acquisition, ownership or disposition of a note constitutes participation in a “reportable transaction” for purposes of these rules, a U.S. holder will be required to disclose its investment to the IRS, currently on Form 8886. Prospective purchasers should consult their tax advisors regarding the application of these rules.

Non-U.S. Holders

Payments of Interest. Subject to the discussions below under “—FATCA” and “Information Reporting and Backup Withholding,” payments of interest on the notes to a Non-U.S. holder generally will be exempt from U.S. federal income or withholding tax under the portfolio interest exemption provided that (i) the Non-U.S. holder properly certifies as to its foreign status by providing a properly executed IRS Form W-8BEN or W-8BEN-E (or appropriate substitute form) to the applicable withholding agent; (ii) the Non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of our stock entitled to vote; and (iii) the Non-U.S. holder is not a controlled foreign corporation that is related to us actually or constructively through stock ownership.

Sale, Exchange and Retirement of Notes. Subject to the discussion below under “Information Reporting and Backup Withholding,” a Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain recognized on a sale, exchange or retirement of notes.

FATCA

Under the U.S. tax rules known as the Foreign Account Tax Compliance Act (“FATCA”), a holder of notes will generally be subject to 30% U.S. withholding tax on interest payments on the notes if the holder is not FATCA compliant, or holds its notes through a foreign financial institution that is not FATCA compliant. In order to be treated as FATCA compliant, a holder must provide us or an applicable financial institution certain documentation (usually an IRS Form W-8BEN or W-8BEN-E) containing information about its identity, its FATCA status, and if required, its direct and indirect U.S. owners. These requirements may be modified by the adoption or implementation of an intergovernmental agreement between the United States and another country or by future U.S. Treasury Regulations. If any taxes are required to be deducted or withheld from any payments in respect of the notes as a result of a beneficial owner or intermediary’s failure to comply with the foregoing rules, no additional amounts will be paid on the notes as a result of the deduction or withholding of such tax.

Documentation that holders provide in order to be treated as FATCA compliant may be reported to the IRS and other tax authorities, including information about a holder’s identity, its FATCA status, and if applicable, its direct and indirect U.S. owners. Prospective investors should consult their own tax advisers about how information reporting and the possible imposition of withholding tax under FATCA may apply to their investment in the notes.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments on the notes made to, and the proceeds of dispositions of notes effected by, certain U.S. holders. In addition, certain U.S. holders may be subject to backup withholding in respect of such amounts if they do not provide their taxpayer identification numbers to the person from whom they receive payments. Non-U.S. holders may be required to comply with applicable certification procedures to establish that they are not U.S. holders in order to avoid the application of such information reporting requirements and backup withholding. The amount of any backup withholding from a payment to a U.S. or non-U.S. holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

UNDERWRITING

Deutsche Bank AG, London Branch, Goldman Sachs & Co. LLC, J.P. Morgan Securities plc and Merrill Lynch International are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriter	Principal Amount of notes
Deutsche Bank AG, London Branch	€210,000,000
Goldman Sachs & Co. LLC	163,334,000
J.P. Morgan Securities plc	163,333,000
Merrill Lynch International	163,333,000

Total	€700,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of the notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

In connection with the issue of the notes, the underwriters may over-allot notes or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail. However, there is no assurance that the underwriters (or persons acting on behalf of the underwriters) will undertake any stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the final terms of the offer of the notes is made, and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue of the notes and 60 days after the date of the allotment of the notes. Such stabilization shall be carried out in accordance with applicable laws and regulations. Any loss or profit sustained as a consequence of any such over-allotment or stabilization shall be for the account of the underwriters.

Any stabilization action may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that would otherwise exist in the open market in the absence of stabilization actions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any stabilization action, they may discontinue them at any time.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement. After the initial offering, the public offering price or any other term of the offering may be changed.

The expenses of the offering, not including the underwriting discount, are estimated at €950,000 (calculated on the basis of the noon buying rate in The City of New York for cable transfers of Euros as certified for customs purposes by the Federal Reserve Bank of New York on July 5, 2019 (€1.00/$1.1216)) and are payable by us.

New Issue of Notes

The notes are a new issue of securities with no established trading market. We intend to apply to list the notes on the New York Stock Exchange or another recognized securities exchange; however, there can be no assurance that the notes will be so listed by the time the notes are delivered to purchasers or that the listing will be granted. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Settlement

We expect that delivery of the notes will be made to investors on or about July 17, 2019, which will be the fifth business day in the City of New York after the date of this prospectus supplement. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two New York business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the delivery may be required, by virtue of the fact that the notes initially settle in T+5, to specify an alternative settlement arrangement at the time of such trade to prevent a failed settlement and should consult their own advisors.

No Sales of Similar Securities

We have agreed that we will not, for a period of five (5) business days after the date of this prospectus supplement, without first obtaining the prior written consent of the representatives, directly or indirectly, issue, sell, offer to contract or grant any option to sell, pledge, transfer or otherwise dispose of, any debt securities or securities exchangeable for or convertible into debt securities, except for the notes sold to the underwriters pursuant to the underwriting agreement.

Short Positions

In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

Certain of the underwriters and/or their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. In particular, affiliates of certain of the underwriters are lenders and/or agents under our $1.0 billion senior unsecured revolving credit facility. In connection with these transactions, the underwriters or their affiliates have received, or may in the future receive, customary fees, commissions and reimbursement of expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters and their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Notice to Prospective Investors in the EEA

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of the Insurance Mediation Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by the PRIIPs Regulation for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus have not been approved by an authorized person for the purposes of section 21 of the FSMA and accordingly, are only being distributed to, and are only directed at, persons who are outside the United Kingdom or persons in the United Kingdom who are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive who are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iii) other persons to whom they may otherwise lawfully be communicated (each such person being referred to as a “relevant person”). This prospectus supplement, the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is available only to and will be engaged in only with relevant persons. Any person in the United Kingdom who is not a relevant person should not act or rely on this prospectus supplement and the accompanying prospectus or any of their contents.

Notice to Prospective Investors in Switzerland

This prospectus supplement and the accompanying prospectus do not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement and the accompanying prospectus may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. They must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement and the accompanying prospectus nor taken steps to verify the information set forth herein or therein and has no responsibility for the prospectus supplement or the accompanying prospectus. The notes to which this prospectus supplement and the accompanying prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement or the accompanying prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in Bermuda

The offering of the notes to investors in Bermuda may constitute carrying on business in Bermuda for purposes of the Companies Act 1981 (the “Bermuda Companies Act”). Carrying on business in Bermuda by an overseas company requires a license under Section 134 of the Bermuda Companies Act. Westlake is an overseas company and is not licensed under Section 134 of the Bermuda Companies Act. As long as Westlake does not have a physical presence in Bermuda and the notes are offered to Bermuda investors only at such time as they are outside of Bermuda, such offering will generally not constitute carrying on business in Bermuda.

The offering of the notes to investors in Bermuda may, in some circumstances, require a license to carry on investment business under the Investment Business Act 2003 of Bermuda. However, such requirement will only apply where the person or entity offering the notes has a physical presence in Bermuda. Neither Westlake nor any of the underwriters has a physical presence in Bermuda.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this offering circular and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA ) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of our obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”), we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Notice to Prospective Investors in Korea

The notes have not been and will not be registered under the Financial Investment Services and Capital Markets Act of Korea and none of the notes may be offered, delivered or sold, directly or indirectly, in Korea or to any resident of Korea (as such term is defined in the Foreign Exchange Transaction Law of Korea and rules and regulations promulgated thereunder), or to any persons for reoffering or resale, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea, except as otherwise permitted under applicable laws and regulations.

LEGAL MATTERS

Certain legal matters in connection with the offering of the notes will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, London, United Kingdom and will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York City, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement and the accompanying prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. The SEC maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

Our Web site is located at http: //www.westlake.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC are available, free of charge, through our Web site, as soon as reasonably practicable after those reports or filings are electronically filed with or furnished to the SEC. Information on our Web site or any other website is not incorporated by reference in this prospectus supplement or the accompanying prospectus and does not constitute a part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement is part of a registration statement we have filed with the SEC. As permitted by SEC rules, this prospectus supplement does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and the schedules for more information about us and our securities. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its Web site.

We are incorporating by reference information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC automatically will update and supersede this information. You should not assume that the information in this prospectus supplement is current as of any date other than the date on the front page of this prospectus supplement.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and until the offering described in this prospectus supplement is completed or is otherwise terminated, in each case excluding any information “furnished” but not “filed,” unless we specifically provide that such “furnished” information is to be incorporated by reference:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2018;

•	our quarterly report on Form 10-Q for the quarter ended March 31, 2019; and

•	our current report on Form 8-K furnished to the SEC on May 21, 2019.

We will provide a copy of any and all of the information that is incorporated by reference in this prospectus supplement and the accompanying prospectus to any person, including a beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, without charge, upon written or oral request. You may obtain a copy of these filings (other than an exhibit to those filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

Westlake Chemical Corporation

2801 Post Oak Boulevard, Suite 600

Houston, Texas 77056

Attention: Investor Relations

Telephone: (713) 960-9111

Prospectus

Westlake Chemical Corporation

Debt Securities

Preferred Stock

Common Stock

Warrants

We may issue and sell from time to time:

•	our debt securities;

•	shares of our common stock;

•	shares of our preferred stock;

•	warrants to purchase such securities; or

•	guarantees of our debt securities.

TTWF LP, our principal stockholder in which three of our directors have indirect ownership interests, may sell from time to time up to 4,500,000 shares of our common stock.

This prospectus provides you with a general description of the securities that may be offered. We will provide the specific terms of the securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. Our common stock is listed on the New York Stock Exchange under the symbol “WLK.”

Investing in our securities involves risk. You should carefully consider the risk factors described under “Risk Factors ” beginning on page 3 of this prospectus before you make any investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 10, 2017

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Using this process, we and the selling stockholder may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that may be offered. Each time securities are to be offered pursuant to this prospectus, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of that offering. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus, the prospectus supplement and any pricing supplement together with the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

You should rely only on the information we have provided or incorporated by reference in this prospectus, the prospectus supplement and any pricing supplement. Neither we nor the selling stockholder have authorized any person, including any salesman or broker, to provide you with additional or different information. We and the selling stockholder are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus, the accompanying prospectus supplement and any pricing supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

i

ABOUT WESTLAKE CHEMICAL CORPORATION

We are a vertically integrated global manufacturer and marketer of basic chemicals, vinyls, polymers and building products. Our products include some of the most widely used chemicals in the world, which are fundamental to many diverse consumer and industrial markets, including flexible and rigid packaging, automotive products, coatings, water treatment, refrigerants, residential and commercial construction as well as other durable and non-durable goods. We operate in two principal operating segments, Olefins and Vinyls. We are highly integrated along our olefins product chain with significant downstream integration into polyethylene and styrene monomer. We are also an integrated global producer of vinyls with substantial downstream integration into polyvinyl chloride (“PVC”) building products.

We began operations in 1986 after our first polyethylene plant, an Olefins segment business, near Lake Charles, Louisiana was acquired from Occidental Petroleum Corporation. We began our vinyls operations in 1990 with the acquisition of a vinyl chloride monomer (“VCM”) plant in Calvert City, Kentucky from the Goodrich Corporation. In 1992, we commenced our Vinyls segment building products operations after acquiring three PVC pipe plants. Since 1986, we have grown rapidly into an integrated global producer of petrochemicals, vinyls, polymers and building products. We achieved this by acquiring existing plants or constructing new plants and completing numerous capacity or production line expansions. We regularly consider acquisitions and other internal and external growth opportunities that would be consistent with or complementary to our overall business strategy.

In 2014, we formed Westlake Chemical Partners LP (“Westlake Partners”) to operate, acquire and develop ethylene production facilities and related assets. Also in 2014, Westlake Partners completed an initial public offering of 12,937,500 common units (the “Westlake Partners IPO”). As of February 15, 2017, Westlake Partners’ assets consist of a 13.3% limited partner interest in Westlake Chemical OpCo LP “OpCo”), as well as the general partner interest in OpCo. Prior to the Westlake Partners IPO, OpCo’s assets were wholly owned by us. OpCo’s assets include two ethylene production facilities at our olefins facility at our Lake Charles site, one ethylene production facility at our Calvert City site and a 200-mile common carrier ethylene pipeline that runs from Mont Belvieu, Texas to the Longview, Texas site, which includes our Longview polyethylene production facility. We retain an 86.7% limited partner interest in OpCo, a 52.2% limited partner interest in Westlake Partners (common and subordinated units), a general partner interest in Westlake Partners and incentive distribution rights. The operations of Westlake Partners are consolidated in our financial statements. We are party to certain agreements with Westlake Partners and OpCo whereby, among other things, OpCo sells us 95% of the ethylene it produces on a cost-plus basis that is expected to generate a fixed margin per pound of $0.10. We use this ethylene in the production processes of both our Olefins and Vinyls segments.

On August 31, 2016, we completed the acquisition of Axiall Corporation (“Axiall”) for $33.00 per share in an all-cash transaction (the “Merger”), pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 10, 2016, by and among Westlake, Axiall and Lagoon Merger Sub, Inc., a wholly-owned subsidiary of Westlake. Axiall is a manufacturer and international marketer of chemicals and building products, with manufacturing sites in North America. The combined company is the third-largest global chlor-alkali producer and the third-largest PVC producer in the world.

We benefit from highly integrated production facilities that allow us to process raw materials into higher value-added chemicals and building products. As of February 15, 2017, we (directly and through OpCo and our 95% and 60% owned Asian joint ventures) had 39.8 billion pounds per year of aggregate production capacity at numerous manufacturing sites in North America, Europe and Asia.

Our principal executive offices are located at 2801 Post Oak Boulevard, Suite 600, Houston, Texas 77056, and our telephone number is (713) 960-9111.

POTENTIAL SUBSIDIARY GUARANTORS

One or more of our direct or indirect wholly-owned subsidiaries, including all or a portion of our subsidiaries listed below, may fully and unconditionally guarantee any series of debt securities offered by this prospectus in the future. We may file one or more post-effective amendments to our registration statement to add additional potential subsidiary guarantors. The term “Subsidiary Guarantors” with respect to a series of debt securities refers to our direct or indirect wholly-owned subsidiaries that guarantee that series of debt securities. The applicable prospectus supplement will name the Subsidiary Guarantors, if any, for that series of debt securities and will describe the terms of the guarantee by the Subsidiary Guarantors.

Geismar Holdings, Inc.

GVGP, Inc.

Westlake Chemical Investments, Inc.

Westlake Geismar Power Company LLC

Westlake Longview Corporation

Westlake Management Services, Inc.

Westlake NG I Corporation

Westlake Olefins Corporation

Westlake Pipeline Investments LLC

Westlake Polymers LLC

Westlake PVC Corporation

Westlake Resources Corporation

Westlake Styrene LLC

Westlake Supply and Trading Company

Westlake Vinyl Corporation

Westlake Vinyls Company LP

Westlake Vinyls, Inc.

WPT LLC

Westlake Petrochemicals LLC

Westech Building Products (Evansville) LLC

North American Specialty Products LLC

Lagoon LLC

Axiall Corporation

Axiall Holdco, Inc.

Axiall Noteco, Inc.

Axiall Ohio, Inc.

Axiall, LLC

Eagle Holdco 3 LLC

Eagle Natrium LLC

Eagle Pipeline, Inc.

Eagle Spinco Inc.

Eagle US 2 LLC

Georgia Gulf Lake Charles, LLC

PHH Monomers, L.L.C.

Plastic Trends, Inc.

Rome Delaware Corporation

Royal Building Products (USA) Inc.

Royal Plastics Group (U.S.A.) Limited

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those in Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our common stock or preferred stock or value of our debt securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

Risks Related to our Principal Stockholder

We will be controlled by our principal stockholder, TTWF LP, and its affiliates as long as they own a majority of our common stock, and our other stockholders will be unable to affect the outcome of stockholder voting during that time. Our interests may conflict with those of the principal stockholder and its affiliates, and we may not be able to resolve these conflicts on terms possible in arms-length transactions.

As long as TTWF LP, which as of March 15, 2017, owns approximately 71.3% of our common stock (the “principal stockholder” or the “selling stockholder”) and its affiliates (the “principal stockholder affiliates”) own a majority of our outstanding common stock, they will be able to exert significant control over us, and our other stockholders, by themselves, will not be able to affect the outcome of any stockholder vote. As a result, the principal stockholder, subject to any fiduciary duty owed to our minority stockholders under Delaware law, will be able to control all matters affecting us (some of which may present conflicts of interest), including:

•

the composition of our board of directors and, through the board, any determination with respect to our business direction and policies, including the appointment and removal of officers and the determination of compensation;

•	any determinations with respect to mergers or other business combinations or the acquisition or disposition of assets;

•	our financing decisions, capital raising activities and the payment of dividends; and

•	amendments to our amended and restated certificate of incorporation or amended and restated bylaws.

The principal stockholder will be permitted to transfer a controlling interest in us without being required to offer our other stockholders the ability to participate or realize a premium for their shares of common stock. A sale of a controlling interest to a third party may adversely affect the market price of our common stock and our business and results of operations because the change in control may result in a change of management decisions and business policy. Because we have elected not to be subject to Section 203 of the General Corporation Law of the State of Delaware, the principal stockholder may find it easier to sell its controlling interest to a third party than if we had not so elected. See “Description of Capital Stock—Delaware Business Combination Statute” for a description of Section 203 and the potential positive and negative consequences, depending on the circumstances, of electing not to be subject to it.

In addition to any conflicts of interest that arise in the foregoing areas, our interests may conflict with those of the principal stockholder affiliates in a number of other areas, including:

•

business opportunities that may be presented to the principal stockholder affiliates and to our officers and directors associated with the principal stockholder affiliates, and competition between the principal stockholder affiliates and us within the same lines of business;

•	the solicitation and hiring of employees from each other; and

•	agreements with the principal stockholder affiliates relating to corporate services that may be material to our business.

We may not be able to resolve any potential conflicts with the principal stockholder affiliates, and even if we do, the resolution may be less favorable than if we were dealing with an unaffiliated party, particularly if the conflicts are resolved while we are controlled by the principal stockholder affiliates. Our amended and restated certificate of incorporation provides that the principal stockholder affiliates have no duty to refrain from engaging in activities or lines of business similar to ours and that the principal stockholder affiliates will not be liable to us or our stockholders for failing to present specified corporate opportunities to us. See “Description of Capital Stock—Transactions and Corporate Opportunities.”

Risks Related to the Common Stock

Substantial sales of our common stock by the principal stockholder or us could cause our stock price to decline and issuances by us may dilute our stockholders’ ownership interest in our company.

We are unable to predict whether significant amounts of our common stock will be sold by the principal stockholder. Any sales of substantial amounts of our common stock in the public market by the principal stockholder or us, or the perception that these sales might occur, could lower the market price of our common stock. Further, if we issue additional equity securities to raise additional capital, our stockholders’ ownership interest in our company may be diluted and the value of their investment may be reduced.

The price of our common stock may be volatile.

The market price of our common stock could be subject to significant fluctuations. Among the factors that could affect our stock price are:

•	our operating and financial performance and prospects;

•	quarterly variations in the rate of growth of our financial indicators, such as earnings per share, net income and revenues;

•	changes in revenue or earnings estimates or publication of research reports by analysts;

•	speculation in the press or investment community;

•	strategic actions by us or our competitors, such as acquisitions or restructurings;

•	sales of shares of our common stock by stockholders;

•	actions by institutional investors or by the principal stockholder;

•	fluctuations in oil and gas prices;

•	general market conditions, including fluctuations in feedstock, energy and commodity prices; and

•	U.S. and international economic, legal and regulatory factors unrelated to our performance.

The stock markets in general have experienced extreme volatility in recent years that has at times been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock and, as a result, an investment in our common stock.

If we are unable to pay regular dividends on our common stock, our stockholders may not receive funds without selling their common stock.

Shortly following our initial public offering in 2004, we paid our initial regular quarterly dividend of $0.02125 per share. We have paid regular quarterly dividends since our initial dividend. On February 17, 2017, our board of directors declared a dividend of $0.1906 per share payable on March 14, 2017 to our stockholders of record as of the close of business on February 28, 2017. Any payment of future dividends will be at the discretion of our board of directors and will depend on, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends, and other considerations that our board of directors deems relevant. The agreements governing our 6.5% senior notes due 2029, 6.75% senior notes due 2032, each of our series of 6.5% senior notes due 2035 and our unsecured revolving credit facility also include limitations on our payment of dividends. Accordingly, our stockholders may have to sell some or all of their common stock in order to generate cash flow from their investment in common stock. Our stockholders may not receive a gain on their investment when they sell their common stock and they may lose the entire amount of the investment.

Provisions in our charter documents or Delaware law may inhibit a takeover, which could adversely affect the value of our common stock.

Our amended and restated certificate of incorporation and amended and restated bylaws, as well as Delaware corporate law, contain provisions that could delay or prevent a change of control or changes in our management that a stockholder might consider favorable. These provisions apply even if the offer may be considered beneficial by some of our stockholders. If a change of control or change in management is delayed or prevented, the market price of our common stock could decline. Please read “Description of Capital Stock” for a description of these provisions.

Risks Related to the Debt Securities

Our holding company structure may affect our ability to make payments on our debt securities. Holders of our debt securities may be structurally subordinated to the creditors of our subsidiaries.

We currently conduct our operations through subsidiaries, and our operating income and cash flow are generated by our subsidiaries. As a result, cash we obtain from our subsidiaries is the principal source of funds necessary to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries’ financial condition and operating requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations, including payments on the debt securities. In addition, holders of the debt securities will have a junior position to the claims of creditors, including trade creditors and tort claimants, of our subsidiaries to the extent that such subsidiaries do not guarantee such debt securities. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of that subsidiary’s indebtedness and its trade creditors will generally be entitled to payment of their claims from the assets of the subsidiary before any assets are made available for distribution to us.

A holder’s right to receive payments on the debt securities is effectively subordinated to the rights of our existing and future secured creditors. Further, the guarantees of the debt securities by the Subsidiary Guarantors, if any, are effectively subordinated to the Subsidiary Guarantors’ existing and future secured indebtedness.

Holders of our secured indebtedness and the secured indebtedness of the Subsidiary Guarantors, if any, will have claims that are prior to the claims of holders of the debt securities to the extent of the value of the assets securing that other indebtedness. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured indebtedness will have prior claim to our assets that constitute their collateral. Holders of the debt securities will participate ratably with all holders of our unsecured and unsubordinated indebtedness, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. We may apply proceeds of certain asset sales to reduce our secured indebtedness or other secured obligations, but such application will not permanently reduce our ability to incur secured indebtedness and other secured obligations under the indenture in the future. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the debt securities. As a result, holders of the debt securities may receive less, ratably, than holders of secured indebtedness.

A holder’s right to receive payments on the debt securities could be adversely affected if any of our non-guarantor subsidiaries declares bankruptcy, liquidates or reorganizes.

Some but not all of our subsidiaries may guarantee the debt securities. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of that subsidiary’s indebtedness and its trade creditors will generally be entitled to payment of their claims from the assets of the subsidiary before any assets are made available for distribution to us.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of the debt securities to return payments received from guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided or claims in respect of a guarantee could be subordinated to all other debts of the applicable guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee and either:

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged or about to engage in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, a guarantor would be considered insolvent if, at the relevant time, the sum of its debts and other liabilities, including contingent liabilities, was greater than the sum of its assets at a fair valuation, and a guarantor that was generally not then paying its debts as they became due would be presumed to be insolvent.

We may incur additional debt ranking equal to the debt securities.

If we incur any additional debt that ranks equally with the debt securities, the holders of that debt will be entitled to share ratably with the holders of the debt securities in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of our company. This may have the effect of reducing the amount of proceeds paid to a holder of debt securities.

CAUTIONARY STATEMENTS ABOUT FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides safe harbor provisions for forward-looking information. Certain of the statements contained in this prospectus are forward-looking statements. All statements, other than statements of historical facts, included in this prospectus that address activities, events or developments that we expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements can be identified by the use of words such as “believes,” “intends,” “may,” “should,” “could,” “anticipates,” “expected” or comparable terminology, or by discussions of strategies or trends. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurances that these expectations will prove to be correct. Forward-looking statements relate to matters such as:

•	future operating rates, margins, cash flows and demand for our products;

•	industry market outlook, including the price of crude oil;

•	production capacities;

•	currency devaluation;

•	our ability to borrow additional funds under our credit facility;

•	our ability to meet our liquidity needs;

•	our ability to meet debt obligations under our debt instruments;

•	our intended quarterly dividends;

•	future capacity additions and expansions in the industry;

•

timing, funding and results of capital projects, such as the expansion program at our Calvert City facility and the construction of the ethylene facility as part of our joint venture with Lotte Chemical USA Corporation;

•	results of acquisitions, including our acquisition of Axiall (including the benefits, results and effects thereof);

•	health of our customer base;

•	pension plan obligations, funding requirements and investment policies;

•

compliance with present and future environmental regulations and costs associated with environmentally related penalties, capital expenditures, remedial actions and proceedings, including any new laws, regulations or treaties that may come into force to limit or control carbon dioxide and other greenhouse gas emissions or to address other issues of climate change;

•	effects of pending legal proceedings; and

•	timing of and amount of capital expenditures.

We have based these statements on assumptions and analyses in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe were appropriate in the circumstances when the statements were made. Forward-looking statements by their nature involve substantial risks and uncertainties that could significantly impact expected results, and actual future results could differ materially from those described in such statements. While it is not possible to identify all factors, we continue to face many risks and uncertainties. Among the factors that could cause actual future results to differ materially are the risks and uncertainties discussed under “Risk Factors” in this prospectus and the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and those described from time to time in our other filings with the SEC, including, but not limited to, the following:

•	general economic and business conditions;

•	the cyclical nature of the chemical industry;

•	the availability, cost and volatility of raw materials and energy;

•

uncertainties associated with the United States, European and worldwide economies, including those due to the political tensions in the Middle East, the Commonwealth of Independent States (including Ukraine) and elsewhere;

•	current and potential governmental regulatory actions in the United States and other countries and political unrest in other countries;

•	industry production capacity and operating rates;

•	the supply/demand balance for our products;

•	competitive products and pricing pressures;

•	instability in the credit and financial markets;

•	access to capital markets;

•	terrorist acts;

•

operating interruptions (including leaks, explosions, fires, weather-related incidents, mechanical failure, unscheduled downtime, labor difficulties, transportation interruptions, spills and releases and other environmental risks);

•	changes in laws or regulations;

•	technological developments;

•	our ability to realize anticipated benefits of the acquisition of Axiall and to integrate Axiall’s business;

•	charges or other liabilities relating to the acquisition of Axiall;

•	the significant indebtedness that we have incurred in connection with the acquisition of Axiall;

•	our ability to integrate acquired businesses other than Axiall;

•	foreign currency exchange risks;

•	our ability to implement our business strategies; and

•	creditworthiness of our customers.

Many of these factors are beyond our ability to control or predict. Any of these factors, or a combination of these factors, could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements. These forward-looking statements are not guarantees of our future performance, and our actual results and future developments may differ materially from those projected in the forward-looking statements. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels. Every forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements.

USE OF PROCEEDS

Unless we inform you otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes. These purposes may include:

•	repayment or refinancing of debt;

•	acquisitions;

•	working capital;

•	capital expenditures; and

•	repurchases and redemptions of securities.

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

We will not receive any proceeds from the sale of any shares of our common stock that may be sold by the selling stockholder.

RATIO OF EARNINGS TO FIXED CHARGES

We have presented in the table below our historical consolidated ratio of earnings to fixed charges for the periods shown.

	Years Ended December 31,
	2016	2015	2014	2013	2012
Ratio of earnings to fixed charges	5.1x	14.3x	17.7x	16.1x	9.9x

We have computed the ratios of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, “earnings” consist of earnings before income taxes plus fixed charges and equity distributions less net capitalized interest and equity investment income. “Fixed charges” consist of interest expense, capitalized interest, amortization of debt issuance costs and that portion of operating lease rental expense (one-third) we have deemed to represent the interest factor of such expense.

No shares of our preferred stock are currently issued or outstanding, therefore there are no dividends accrued on any shares of our preferred stock for any period presented. Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

DESCRIPTION OF DEBT SECURITIES

The debt securities covered by this prospectus will be our general unsecured obligations. We will issue debt securities under the indenture dated as of January 1, 2006, as amended or supplemented from time to time, by and among us, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, National Association), as trustee.

We have summarized material provisions of the indenture and the debt securities below. This summary is not complete. We have filed the indenture with the SEC as an exhibit to the registration statement, and you should read the indenture for provisions that may be important to you. Please read “Where You Can Find More Information.”

In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to “we,” “us,” or “our” refer to Westlake Chemical Corporation only and not to any of its subsidiaries.

General

The indenture does not limit the amount of debt securities that may be issued under it, and does not limit the amount of other unsecured debt securities that we may issue. We may issue debt securities under the indenture from time to time in one or more series. As of December 31, 2016, $3,262.6 million of debt securities were outstanding under the indenture, which includes $624.8 million of 4.625% senior notes due 2021, $250.0 million of 3.60% senior notes due 2022, $433.8 million of 4.875% senior notes due 2023, $750.0 million of 3.60% senior notes due 2026, $100.0 million of 6.5% senior notes due 2029, $250.0 million of 6.75% senior notes due 2032, $89.0 million of 6.5% senior notes due 2035, $65.0 million of 6.5% senior notes due 2035 and $700.0 million of 5.0% senior notes due 2046 (collectively the “Outstanding Senior Notes”).

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the applicable prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the date of original issuance and the offering price and, if applicable, the initial interest payment date and initial interest accrual date, and will be consolidated with, and form a single series with, such outstanding debt securities.

The debt securities will constitute our unsecured and unsubordinated indebtedness and will rank equally in right of payment with all of our other unsecured and unsubordinated debt and senior in right of payment to all of our subordinated indebtedness, if any. The debt securities will be effectively subordinated to, and thus have a junior position to, our secured indebtedness with respect to the assets securing that indebtedness.

We currently conduct our operations through subsidiaries, and our operating income and cash flow are generated by our subsidiaries. As a result, cash we obtain from our subsidiaries is the principal source of funds necessary to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries’ financial condition and operating requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations, including payments on the debt securities. In addition, holders of the debt securities will have a junior position to the claims of creditors, including trade creditors and tort claimants, of our subsidiaries to the extent that such subsidiaries do not guarantee such debt securities.

The indenture does not contain any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction or upon a change of control. The indenture also does not contain provisions that give holders of the debt securities the right to require us to repurchase their securities in the event of a decline in our credit rating for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

Ranking

In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured indebtedness will have prior claim to our assets that constitute their collateral. Holders of the debt securities will participate ratably with all holders of our unsecured and unsubordinated indebtedness, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. See “Risk Factors—Risks Related to the Debt Securities—A holder’s right to receive payments on the debt securities is effectively subordinated to the rights of our existing and future secured creditors. Further, the guarantees of the debt securities by the Subsidiary Guarantors, if any, are effectively subordinated to the Subsidiary Guarantors’ existing and future secured indebtedness.”

The debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness. As of December 31, 2016, we had an aggregate of $3,598.5 million of unsecured and unsubordinated indebtedness, consisting of $3,262.6 million aggregate principal amount of Outstanding Senior Notes, $325.0 million of borrowings under our revolving credit facility and a $10.9 million loan from the proceeds of tax-exempt waste disposal revenue bonds. If debt securities are guaranteed, the guarantees will rank equally with all of the Subsidiary Guarantors’ other unsecured and unsubordinated debt from time to time outstanding and senior to any subordinated debt of the Subsidiary Guarantors, if any.

Terms

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	whether and under what circumstances we will pay any additional amounts with respect to the debt securities;

•

whether debt securities are entitled to any guarantee of any Subsidiary Guarantors and the identity of any such Subsidiary Guarantors for that series and the terms of such guarantee, if different than those set forth in the indenture;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for optional redemption or early repayment;

•	any sinking fund or other provisions that would obligate us to redeem, purchase or repay the debt securities;

•	the denominations in which we will issue the debt securities if other than $1,000 and integral multiples of $1,000;

•	whether payments on the debt securities will be payable in foreign currency or currency unit or another form and whether payments will be payable by reference to any index or formula;

•	the portion of the principal amount of the debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	any changes or additions to the events of default or covenants described in this prospectus;

•	any restrictions or other provisions relating to the transfer or exchange of the debt securities;

•	any terms for the conversion or exchange of the debt securities for other securities; and

•	any other terms of the debt securities not inconsistent with the indenture.

We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If we sell these debt securities, we will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.

If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the applicable prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Guarantees

Each of the Subsidiary Guarantors, if any, with respect to a series of debt securities will fully and unconditionally guarantee on an unsecured basis the full and prompt payment of the principal of and any premium and interest on the debt securities of that series when and as the payment becomes due and payable, whether at maturity or otherwise. As used in this prospectus, the term “Subsidiary Guarantors” with respect to a series of debt securities refers to those subsidiaries listed under “Potential Subsidiary Guarantors” that guarantee that series of debt securities. The applicable prospectus supplement will name the Subsidiary Guarantors, if any, for that series of debt securities and will describe the terms of the guarantee by the Subsidiary Guarantors if they differ from the terms described in this prospectus. The guarantees provide that in the event of a default in the payment of principal of or any premium or interest on a debt security, the holder of that debt security may institute legal proceedings directly against the Subsidiary Guarantors to enforce the guarantees without first proceeding against us. The guarantees will rank equally with all of the Subsidiary Guarantors’ other unsecured and unsubordinated debt from time to time outstanding and senior to any subordinated debt of the Subsidiary Guarantors, if any.

The obligations of each Subsidiary Guarantor under its guarantee of the debt securities will be limited to the maximum amount that will not result in the obligations of the Subsidiary Guarantor under the guarantee constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to:

•	all other contingent and fixed liabilities of the Subsidiary Guarantor; and

•	any collections from or payments made by or on behalf of any other Subsidiary Guarantors in respect of the obligations of the Subsidiary Guarantor under its guarantee.

The guarantee of any Subsidiary Guarantor may be released under certain circumstances. If we exercise our legal or covenant defeasance option with respect to debt securities of a particular series as described below in “—Defeasance and Discharge,” then any Subsidiary Guarantor will be released with respect to that series. Further, if no default has occurred and is continuing under the indenture, and to the extent not otherwise prohibited by the indenture, a Subsidiary Guarantor will be unconditionally released and discharged from the guarantee:

•	automatically upon any sale, exchange or transfer, whether by way of merger or otherwise, to any person that is not our affiliate, of all of our equity interests in the Subsidiary Guarantor;

•	automatically upon the merger of the Subsidiary Guarantor into us or any other Subsidiary Guarantor or the liquidation and dissolution of the Subsidiary Guarantor; or

•

following delivery of a written notice by us to the trustee, upon the release of all guarantees by the Subsidiary Guarantor of any debt of ours for borrowed money, except for any series of debt securities under the indenture.

Consolidation, Merger and Sales of Assets

The indenture generally permits a consolidation or merger involving us or any Subsidiary Guarantor. It also permits the Subsidiary Guarantors or us to sell, lease, convey, assign, transfer or otherwise dispose of all or substantially all of our assets. We and the Subsidiary Guarantors have agreed, however, that we will not consolidate with or merge into any entity or sell, lease, convey, assign, transfer or dispose of all or substantially all of our assets to any entity unless:

(1)	either

•	we or a Subsidiary Guarantor, as the case may be, are the continuing entity; or

•

the resulting entity is organized under the laws of the United States, any state thereof or the District of Columbia, and, in the case of us, expressly assumes by supplemental indenture the due and punctual payment of the principal of, premium (if any) and interest on and any additional amounts with respect to the debt securities and the performance of our covenants and obligations under the indenture and the debt securities, or, in the case of such Subsidiary Guarantor, the performance of the guarantee and such Subsidiary Guarantor’s covenants and obligations under the indenture and the debt securities; and

(2)	immediately after giving effect to the transaction or series of transactions, no default or event of default under the indenture has occurred and is continuing or would result from the transaction(s).

This covenant will not apply to any merger of another entity into us. Upon any transaction of the type described in and effected in accordance with this section, the resulting entity will succeed to and be substituted for and may exercise all of our rights and powers under the indenture and the debt securities with the same effect as if the resulting entity had been named as us in the indenture. In the case of any asset transfer or disposition other than a lease, when the resulting entity assumes all of our obligations and covenants under the indenture and the debt securities, we will be relieved of all such obligations.

Events of Default

Unless we inform you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

•	our failure to pay interest on any debt security of that series for 30 days when due;

•	our failure to pay principal of or any premium on any debt security of that series when due;

•	our failure to deposit any sinking fund payment relating to any debt security of that series for 30 days when due;

•

our failure to comply with any covenant or agreement in that series of debt securities or the indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of other series of debt securities) for 60 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under the indenture that are affected by that failure;

•

specified events involving bankruptcy, insolvency or reorganization of us or a Subsidiary Guarantor with respect to that series of debt securities that is a significant subsidiary (as defined in Regulation S-X promulgated by the SEC, as in effect on the date of the indenture) of us;

•	if applicable, specified events involving the guarantees; and

•	any other event of default provided for that series of debt securities.

A default under one series of debt securities will not necessarily be a default under any other series. If a default or event of default for any series of debt securities occurs, is continuing and is known to the trustee, the trustee will notify the holders of applicable debt securities within 90 days after it occurs. The trustee may withhold notice to the holders of the debt securities of any default or event of default, except in any payment on the debt securities, if the trustee in good faith determines that withholding notice is in the interests of the holders of those debt securities.

If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of us or a Subsidiary Guarantor that is a significant subsidiary occurs, the principal of and accrued and unpaid interest on all the debt securities of that series will become immediately due and payable without any action on the part of the trustee or any holder. At any time after a declaration of acceleration has been made, the holders of a majority in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, of all debt securities issued under the indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement and its consequences.

A holder of a debt security of any series issued under the indenture may pursue any remedy under the indenture only if:

•	the holder gives the trustee written notice of a continuing event of default with respect to that series of debt securities;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holders offer to the trustee indemnity satisfactory to the trustee against any loss, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and offer of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

In most cases, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless those holders have offered to the trustee indemnity satisfactory to it. Subject to this provision for indemnification, the holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the indenture that are affected, voting as one class) generally may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred on the trustee relating to or arising as a result of an event of default.

If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his own affairs.

The indenture requires us to furnish to the trustee annually a statement as to our performance of certain of our obligations under the indenture and as to any default in performance.

Modification and Waiver

We and the trustee may supplement or amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of all series issued under the indenture that are affected by the amendment or supplement (voting as one class). Without the consent of the holder of each debt security affected, however, no modification may:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest on the debt security;

•	reduce the principal of the debt security or change its stated maturity;

•	reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;

•	change any obligation to pay additional amounts on the debt security;

•	make payments on the debt security payable in currency other than as originally stated in the debt security;

•	impair the holder’s right to institute suit for the enforcement of any payment on or with respect to the debt security;

•

make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification;

•	waive a continuing default or event of default regarding any payment on the debt securities;

•

except as specifically provided in the indenture, release any Subsidiary Guarantor or modify the related Guarantee in any manner materially adverse to the holders of debt securities under the indenture; or

•	if applicable, make any change that materially and adversely affects the right to convert any debt security.

We and the trustee may supplement or amend the indenture or waive any provision of the indenture without the consent of any holders of debt securities issued under the indenture in certain circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to provide for the assumption of our obligations under the indenture by a successor upon any merger, consolidation or asset transfer permitted under the indenture;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

•	to provide any security for, or to add any guarantees of or obligors on, any series of debt securities;

•	to comply with any requirement to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

•	to add covenants that would benefit the holders of any debt securities or to surrender any rights we have under the indenture;

•	to add events of default with respect to any series of debt securities;

•	to make any change that does not adversely affect any outstanding debt securities of any series issued under the indenture in any material respect;

•	to establish the form or terms of any debt securities and to accept the appointment of a successor trustee, each as permitted under the indenture;

•	to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of debt securities; and

•	to provide for the appointment of a successor trustee or to provide for or facilitate the administration of the trusts under the indenture by more than one trustee.

The holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, of all debt securities issued under the indenture that are affected, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

Defeasance and Discharge

Defeasance. When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee under the indenture any combination of money or government securities sufficient to make payments on the debt securities of a series issued under the indenture on the dates those payments are due, then, at our option, either of the following will occur:

•	we and the Subsidiary Guarantors, if applicable, will be discharged from our obligations with respect to the debt securities of that series (“legal defeasance”); or

•

we and the Subsidiary Guarantors, if applicable, will no longer have any obligation to comply with specified restrictive covenants with respect to the debt securities of that series, the covenant described under “—Consolidation, Merger and Sales of Assets” and other specified covenants under the indenture, and the related events of default will no longer apply (“covenant defeasance”).

If a series of debt securities is defeased, the holders of the debt securities of that series will not be entitled to the benefits of the indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold money for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the debt securities, and if applicable, the Subsidiary Guarantors’ guarantees of the payments, will also survive.

Unless we inform you otherwise in the applicable prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes and that the holders would be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

Under current U.S. federal income tax law, legal defeasance would likely be treated as a taxable exchange of debt securities to be defeased for interests in the defeasance trust. As a consequence, a United States holder would recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the debt securities and the value of the holder’s interest in the defeasance trust, and thereafter would be required to include in income a share of the income, gain or loss of the defeasance trust. Under current U.S. federal income tax law, covenant defeasance would not be treated as a taxable exchange of such debt securities.

Satisfaction and Discharge. In addition, the indenture will cease to be of further effect with respect to the debt securities of a series issued under the indenture, subject to exceptions relating to compensation and indemnity of the trustee under the indenture and repayment to us of excess money or government securities, when:

•	either

(a) all outstanding debt securities of that series have been delivered to the trustee for cancellation; or

(b) all outstanding debt securities of that series not delivered to the trustee for cancellation either:

•	have become due and payable;

•	will become due and payable at their stated maturity within one year; or

•	are to be called for redemption within one year; and

•	we have deposited with the trustee any combination of money or government securities in trust sufficient to pay the entire indebtedness on the debt securities of that series when due; and

•	we have paid all other sums payable by us with respect to the debt securities of that series.

Governing Law

New York law will govern the indenture, the debt securities and the guarantees, if any.

The Trustee

The Bank of New York Mellon Trust Company, N.A. (successor to JPMorgan Chase Bank, National Association) acts as the trustee under the indenture. Unless we inform you otherwise in a prospectus supplement, The Bank of New York Mellon Trust Company, N.A. will act as the trustee with respect to the debt securities described in such prospectus supplement.

The indenture contains limitations on the right of the trustee, if it or any of its affiliates is then our creditor or, if applicable, a creditor of a Subsidiary Guarantor, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee and its affiliates are permitted to engage in other transactions with us, and, if applicable, the Subsidiary Guarantors. If, however, the trustee acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.

Payments and Paying Agents

Unless we inform you otherwise in the applicable prospectus supplement, we will make payments on the debt securities in U.S. dollars at the office of the trustee and any paying agent. At our option, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in the applicable prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise in the applicable prospectus supplement, the trustee under the indenture will be designated as the paying agent for payments on debt securities issued under the indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day. For these purposes, unless we inform you otherwise in the applicable prospectus supplement, a “business day” is any day that is not a Saturday, a Sunday or a day on which banking institutions in any of New York, New York, Houston, Texas or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Form, Exchange, Registration and Transfer

We will issue the debt securities in registered form, without interest coupons. Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent designated by us. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the indenture are met. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require payment of any transfer tax or similar governmental charge payable for that registration.

We will appoint the trustee as security registrar for the debt securities. If the applicable prospectus supplement refers to any transfer agents we initially designate, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities.

In the case of any redemption of debt securities of a series or any repurchase of debt securities of a series required under the terms of the series, we will not be required to register the transfer or exchange of:

•

any debt security of that series during a period beginning 15 business days prior to the mailing of the relevant notice of redemption or repurchase and ending on the close of business on the day of mailing of such notice; or

•	any debt security of that series that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Book-Entry Debt Securities

We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the applicable prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the applicable prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

DESCRIPTION OF CAPITAL STOCK

General

The following descriptions are summaries of material terms of our common stock, preferred stock, amended and restated certificate of incorporation and amended and restated bylaws. Copies of our amended and restated certificate of incorporation and amended and restated bylaws have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you are urged to review these documents. Please read “Where You Can Find More Information.”

As of the date of this prospectus, our authorized capital stock consists of 300 million shares of common stock, par value $0.01 per share, and 50 million shares of preferred stock, par value $0.01 per share.

Common Stock

Each share of common stock entitles the holder to one vote on all matters on which holders are permitted to vote, including the election of directors. There are no cumulative voting rights. Accordingly, holders of a majority of the total votes entitled to vote in an election of directors will be able to elect all of the directors standing for election. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of the common stock will share equally on a per share basis any dividends when, as and if declared by the board of directors out of funds legally available for that purpose. If we are liquidated, dissolved or wound up, the holders of our common stock will be entitled to a ratable share of any distribution to stockholders, after satisfaction of all of our liabilities and of the prior rights of any outstanding class of our preferred stock. Our common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and nonassessable.

Preferred Stock

Our board of directors has the authority, without stockholder approval, to issue shares of preferred stock from time to time in one or more series, and to fix the number of shares and terms of each such series. The board may determine the designation and other terms of each series, including the following:

•	dividend rates;

•	whether dividends will be cumulative or non-cumulative;

•	redemption rights;

•	liquidation rights;

•	sinking fund provisions;

•	conversion or exchange rights; and

•	voting rights.

The issuance of preferred stock, while providing us with flexibility in connection with possible acquisitions and other transactions, could adversely affect the voting power of holders of our common stock. It could also affect the likelihood that holders of our common stock will receive dividend payments and payments upon liquidation.

The issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, could be used to discourage an attempt to obtain control of our company. For example, if, in the exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal was not in the best interest of our stockholders, the board could authorize the issuance of a series of preferred stock containing class voting rights that would enable the holder or holders of this series to prevent a change of control transaction or make it more difficult. Alternatively, a change of control transaction deemed by the board to be in the best interest of our stockholders could be facilitated by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the stockholders.

The prospectus supplement relating to any series of preferred stock that we may offer will include specific terms relating to the offering. In connection with any offering of shares of preferred stock, we will file a form of certificate of designation with the SEC, and you should read the certificate of designation for provisions that may be important to you. The applicable prospectus supplement will summarize the general terms of any such series of preferred stock.

Charter and Bylaw Provisions

Election and Removal of Directors

Our board of directors currently consists of between one and 11 directors, excluding any directors elected by holders of preferred stock pursuant to provisions applicable in the case of defaults. Our board of directors has approved and recommended to our stockholders the approval of an amendment to our amended and restated certificate of incorporation that would increase the maximum size of our board of directors from eleven to fifteen directors. Our stockholders are expected to approve the amendment at our 2017 annual meeting of stockholders to be held on May 19, 2017. The exact number of directors will be fixed from time to time by resolution of the board. Our board of directors is divided into three classes serving staggered three-year terms, with only one class being elected each year by our stockholders. At each annual meeting of stockholders, directors will be elected to succeed the class of directors whose terms have expired. This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors. In addition, no director may be removed except for cause, and directors may be removed for cause by an affirmative vote of shares representing a majority of the shares then entitled to vote at an election of directors. Any vacancy occurring on the board of directors and any newly created directorship may only be filled by a majority of the remaining directors in office.

Stockholder Meetings

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that special meetings of our stockholders may be called only by the chairman of our board of directors or a majority of the directors. Our amended and restated certificate of incorporation and our amended and restated bylaws specifically deny any power of any other person to call a special meeting.

Stockholder Action by Written Consent

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that holders of our common stock will not be able to act by written consent without a meeting, unless such consent is unanimous.

Amendment of Certificate of Incorporation

The provisions of our amended and restated certificate of incorporation described above under “—Election and Removal of Directors,” “—Stockholder Meetings” and “—Stockholder Action by Written Consent” may be amended only by the affirmative vote of holders of at least 75% of the voting power of our outstanding shares of voting stock, voting together as a single class. The affirmative vote of holders of at least a majority of the voting power of our outstanding shares of voting stock is generally required to amend other provisions of our amended and restated certificate of incorporation.

Amendment of Bylaws

Our amended and restated bylaws may generally be altered, amended or repealed, and new bylaws may be adopted, with:

•

the affirmative vote of a majority of directors present at any regular or special meeting of the board of directors called for that purpose, provided that any alteration, amendment or repeal of, or adoption of any bylaw inconsistent with specified provisions of the bylaws, including those related to special and annual meetings of stockholders, action of stockholders by written consent, classification of the board of directors, nomination of directors, special meetings of directors, removal of directors, committees of the board of directors and indemnification of directors and officers, requires the affirmative vote of at least 75% of all directors in office at a meeting called for that purpose; or

•	the affirmative vote of holders of 75% of the voting power of our outstanding shares of voting stock, voting together as a single class.

Other Limitations on Stockholder Actions

Our amended and restated bylaws also impose some procedural requirements on stockholders who wish to:

•	make nominations in the election of directors;

•	propose that a director be removed;

•	propose any repeal or change in our bylaws; or

•	propose any other business to be brought before an annual or special meeting of stockholders.

Under these procedural requirements, in order to bring a proposal before a meeting of stockholders, a stockholder must deliver timely notice of a proposal pertaining to a proper subject for presentation at the meeting to our corporate secretary along with the following:

•	a description of the business or nomination to be brought before the meeting and the reasons for conducting such business at the meeting;

•	the stockholder’s name and address;

•	the number of shares of our stock beneficially owned by the stockholder and evidence of such ownership; and

•

the names and addresses of all persons with whom the stockholder is acting in concert and a description of all arrangements and understandings with those persons, and the number of shares of our stock such persons beneficially own.

To be timely, a stockholder must generally deliver notice:

•

in connection with an annual meeting of stockholders, not less than 120 nor more than 180 days prior to the date on which the annual meeting of stockholders was held in the immediately preceding year, but in the event that the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the preceding annual meeting of stockholders, a stockholder notice will be timely if received by us not later than the close of business on the later of (1) the 120th day prior to the annual meeting and (2) the 10th day following the day on which we first publicly announce the date of the annual meeting; or

•

in connection with the election of a director at a special meeting of stockholders, not less than 40 nor more than 60 days prior to the date of the special meeting, but in the event that less than 55 days’ notice or prior public disclosure of the date of the special meeting of the stockholders is given or made to the stockholders, a stockholder notice will be timely if received by us not later than the close of business on the 10th day following the day on which a notice of the date of the special meeting was mailed to the stockholders or the public disclosure of that date was made.

In order to submit a nomination for our board of directors, a stockholder must also submit any information with respect to the nominee that we would be required to include in a proxy statement, as well as some other information. If a stockholder fails to follow the required procedures, the stockholder’s proposal or nominee will be ineligible and will not be voted on by our stockholders.

Limitation on Liability of Directors

Our amended and restated certificate of incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duties as a director, except as required by applicable law, as in effect from time to time. Currently, Delaware law requires that liability be imposed for the following:

•	any breach of the director’s duty of loyalty to our company or our stockholders;

•	any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; and

•	any transaction from which the director derived an improper personal benefit.

Our amended and restated bylaws provide that, to the fullest extent permitted by law, we will indemnify any officer or director of our company against all damages, claims and liabilities arising out of the fact that the person is or was our director or officer, or served any other enterprise at our request as a director, officer, employee, agent or fiduciary. We will reimburse the expenses, including attorneys’ fees, incurred by a person indemnified by this provision when we receive an undertaking to repay such amounts if it is ultimately determined that the person is not entitled to be indemnified by us. Amending this provision will not reduce our indemnification obligations relating to actions taken before an amendment.

Anti-Takeover Effects of Some Provisions

Some provisions of our amended and restated certificate of incorporation and amended and restated bylaws could make the following more difficult:

•	acquisition of control of us by means of a proxy contest or otherwise; or

•	removal of our incumbent officers and directors.

These provisions, as well as our ability to issue preferred stock, are designed to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that the benefits of this increased protection outweigh the disadvantages of discouraging those proposals, because negotiation of those proposals could result in an improvement of their terms.

Transactions and Corporate Opportunities

Our amended and restated certificate of incorporation includes provisions that regulate and define the conduct of specified aspects of the business and affairs of our company. These provisions serve to determine and delineate the respective rights and duties of our company, our principal stockholder, TTWF LP, and its direct and indirect equity owners and directors, officers, employees, partners or equity owners of such entities (the “principal stockholder affiliates”), and some of our directors and officers in anticipation of the following:

•	the principal stockholder affiliates serving as our directors and/or officers;

•	the principal stockholder affiliates engaging in lines of business that are the same as, or similar to, our lines of business;

•	the principal stockholder affiliates having an interest in the same areas of corporate opportunity as we have; and

•	we and the principal stockholder affiliates engaging in material business transactions.

We may enter into agreements with the principal stockholder affiliates to engage in any transaction. We may also enter into agreements with the principal stockholder affiliates to compete or not to compete with each other, including agreements to allocate, or to cause our directors, officers and employees and the principal stockholder affiliates to allocate, opportunities between the principal stockholder affiliates and us. Our amended and restated certificate of incorporation provides that no such agreement will be considered contrary to any fiduciary duty of the principal stockholder affiliates, as our direct and indirect controlling stockholders, or our directors, officers or employees. Neither the principal stockholder affiliates nor any of our directors, officers or employees who are also principal stockholder affiliates are under any fiduciary duty to us to refrain from acting on our behalf or on behalf of the principal stockholder affiliates in respect of any such agreement or transaction. These provisions are generally subject to the corporate opportunity obligations described below with which the principal stockholder affiliates and our officers and directors who are also principal stockholder affiliates must comply.

Under our amended and restated certificate of incorporation, the principal stockholder affiliates have no duty to refrain from engaging in activities or lines of business similar to ours or from doing business with any of our clients, customers or vendors and, except as discussed in the above paragraph, the principal stockholder affiliates will not be liable to us or our stockholders for breach of any fiduciary duty as a stockholder by reason of any of these activities. In addition, if the principal stockholder affiliates or one of our directors or officers who is also a principal stockholder affiliate acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both our company and the principal stockholder affiliates, then neither the principal stockholder affiliates nor any such person will have a duty to communicate or offer this corporate opportunity to us and will not be liable to us or our stockholders for breach of any fiduciary duty by reason of the fact that the principal stockholder affiliates pursue or acquire the corporate opportunity for themselves, direct the corporate opportunity to another person or do not communicate information regarding the corporate opportunity to us, so long as the principal stockholder affiliates act in a manner consistent with the following policy: A corporate opportunity offered to the principal stockholder affiliates or to any person who is one of our officers or directors and who is also a principal stockholder affiliate will belong to the principal stockholder affiliates, unless the opportunity was expressly offered in writing to the principal stockholder affiliates solely in their capacity as direct and indirect stockholders of our company or to that person solely in his or her capacity as one of our directors or officers.

Anyone becoming one of our stockholders will be deemed to have notice of and consented to these provisions of our amended and restated certificate of incorporation. Our amended and restated certificate of incorporation provides that in no event shall any amendment of these provisions subject any principal stockholder affiliate to liability for any act or omission occurring prior to such amendment for which such person would be deemed not to be liable under these provisions prior to such amendment.

Delaware Business Combination Statute

We have expressly elected not to be subject to Section 203 of the General Corporation Law of the State of Delaware, which is described below. However, our stockholders can amend our amended and restated certificate of incorporation and amended and restated bylaws to elect to be subject to Section 203. Section 203 provides that, subject to specified exceptions, an interested stockholder of a Delaware corporation is not permitted to engage in any business combination, including mergers or consolidations or acquisitions of additional shares of the corporation, with the corporation for a three-year period following the time that stockholder became an interested stockholder, unless one of the following conditions is met:

•

prior to the time the stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, other than statutorily excluded shares; or

•

on or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Except as otherwise set forth in Section 203, “interested stockholder” means:

•

any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and

•	the affiliates and associates of any such person.

If we ever become subject to Section 203, it may be more difficult for a person who is an interested stockholder to effect various business combinations with us for the applicable three-year period. Section 203, if it becomes applicable, also may have the effect of preventing changes in our management. It is possible that Section 203, if it becomes applicable, could make it more difficult to accomplish transactions which our stockholders may otherwise deem to be in their best interests. The provisions of Section 203, if it becomes applicable, may cause persons interested in acquiring us to negotiate in advance with our board of directors. The restrictions on business combinations set forth in Section 203 are not applicable to the principal stockholder so long as the principal stockholder holds 15% or more of our outstanding shares of common stock. Because we are not currently subject to Section 203, the principal stockholder, as a controlling stockholder, may find it easier to sell its controlling interest to a third party because Section 203 would not apply to the third party.

Listing of Common Stock

Our common stock is listed on the New York Stock Exchange under the symbol “WLK.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, common stock, preferred stock or other securities or any combination of the foregoing. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement.

The prospectus supplement relating to any warrants that we may offer will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The applicable prospectus supplement will include some or all of the following terms:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•

the designation, number and terms of the debt securities, common stock, preferred stock or other securities purchasable upon exercise of the warrants, and the procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

SELLING STOCKHOLDER

In addition to covering the issuance and sale of securities by us, this prospectus covers the possible sale from time to time of up to 4,500,000 shares of our common stock by the selling stockholder listed below. As used in this prospectus, “selling stockholder” includes the successors-in-interest, donees, transferees or others who may later hold the selling stockholder’s interests and who will be named in the applicable supplement to this prospectus.

The following table sets forth information as of March 15, 2017 regarding the beneficial ownership of the common stock held by the selling stockholder. Since the selling stockholder may sell none, all, or a portion of the 4,500,000 shares of our common stock included in the prospectus, no meaningful estimate can be given as to the amount or percentage of shares that will be held by the selling stockholder after completion of any sale by the selling stockholder.

Name and Address	Number of Shares	Percent of Stock (1)
TTWF LP (2)(3)	92,010,554	71.3%

(1)	Calculated as of March 20, 2017 based on 129,042,646 shares of our common stock outstanding.
(2)

The address of the selling stockholder is 2801 Post Oak Boulevard, Houston, Texas 77056. The selling stockholder may be deemed an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), with respect to sales of the shares of common stock listed above.

(3)

Two trusts for the benefit of members of the Chao family, including James Chao, Dorothy C. Jenkins and Albert Chao, are the managers of TTWFGP LLC, a Delaware limited liability company, which is the general partner of TTWF LP. The limited partners of TTWF LP are five trusts principally for the benefit of members of the Chao family, including James Chao, Dorothy C. Jenkins and Albert Chao and two corporations owned, indirectly or directly, by certain of these trusts and by other entities owned by members of the Chao family, including James Chao, Dorothy C. Jenkins and Albert Chao. TTWF LP and TTWFGP LLC each have shared voting power and shared dispositive power over 92,010,554 shares of our common stock. As of March 15, 2017, James Chao had sole voting power and sole dispositive power over 233,533 shares of our common stock and shared voting power and shared dispositive power over 92,010,554 shares of our common stock. Dorothy C. Jenkins had sole voting power and sole dispositive power over 59,865 shares of our common stock and shared voting power and shared dispositive power over 92,010,554 shares of our common stock. Albert Chao had sole voting power and sole dispositive power over 945,260 shares of our common stock and shared voting power and shared dispositive power over 92,010,554 shares of our common stock. James Chao, Dorothy C. Jenkins and Albert Chao disclaim beneficial ownership of the 92,010,554 shares of our common stock held by TTWF LP except to the extent of their respective pecuniary interest therein.

Registration Rights Agreement

We are party to a registration rights agreement with the selling stockholder under which we have agreed, at the request of the selling stockholder, to use our best efforts to register shares of our common stock that are held by the selling stockholder for public sale under the Securities Act. As long as the selling stockholder owns a majority of the voting power of our outstanding common stock, there is no limit to the number of registrations that it may request. Once the selling stockholder owns less than a majority of the voting power of our outstanding common stock, it can request a total of five additional registrations. We have also agreed in the registration rights agreement to provide the selling stockholder and its permitted transferees with “piggy-back” rights to include its shares in registrations of our common stock under the Securities Act. There is no limit on the number of these “piggy-back” registrations in which the selling stockholder may request its shares be included. These rights will terminate once the selling stockholder is able to dispose of all of its shares of our common stock within a three-month period pursuant to the exemption from registration provided under Rule 144 of the Securities Act. We have agreed to cooperate in these registrations and related offerings. We and the selling stockholder have agreed to restrictions on the ability of each party to sell securities following registrations by either party. The shares of our common stock that may be sold by the selling stockholder hereunder are included in this prospectus pursuant to the registration rights agreement.

PLAN OF DISTRIBUTION

We and the selling stockholder may sell the securities in and outside the United States (a) through underwriters or dealers, (b) directly to purchasers or (c) through agents. The applicable prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•

the purchase price of the securities from us or the selling stockholder and, if the purchase price is not payable in U.S. dollars, the currency, currency unit or composite currency in which the purchase price is payable;

•	the net proceeds to us or the selling stockholder from the sale of securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	the initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If we or the selling stockholder use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If we or the selling stockholder use dealers in the sale of securities, the securities will be sold directly to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We or the selling stockholder may sell the securities directly. In that event, no underwriters or agents would be involved. We or the selling stockholder may also sell the securities through agents designated from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us or the selling stockholder to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We or the selling stockholder may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We or the selling stockholder will describe the terms of any such sales in the applicable prospectus supplement.

Private Sales

The shares of our common stock covered by this prospectus that may be sold by the selling stockholder qualify for sale pursuant to Rule 144 under the Securities Act and may be sold by the selling stockholder under Rule 144 rather than pursuant to this prospectus.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we or the selling stockholder may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing

We may offer and sell any of the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise, by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the applicable prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act.

Derivative Transactions

We or the selling stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock.

We, the selling stockholder or one of our respective affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

The third parties in any of the sale transactions described above will be underwriters and will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.

General Information

We or the selling stockholder may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Pursuant to the registration rights agreement described under “Selling Stockholder,” we have agreed to pay all of the costs, fees and expenses incurred by us incident to our registration of the resale of the selling stockholder’s common stock, as well as legal fees and expenses of counsel to the selling stockholder. We will not pay any commissions, fees and discounts of underwriters, brokers, dealers and agents with respect to shares of our common stock sold by the selling stockholder.

LEGAL OPINIONS

Certain legal matters in connection with this offering will be passed upon for us by Baker Botts L.L.P., Houston, Texas. Any underwriters will be advised about other issues relating to any offering by their own legal counsel, which firm will be named in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the Axiall Corporation business the registrant acquired during 2016) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Axiall Corporation appearing in Axiall Corporation’s Current Report on Form 8-K filed with the SEC on August 30, 2016 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated by reference into Westlake Chemical Corporation’s Current Report on Form 8-K/A filed with the SEC on September 8, 2016, which Form 8-K/A is incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1850, Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov.

Our Web site is located at http: //www.westlake.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC are available, free of charge, through our Web site, as soon as reasonably practicable after those reports or filings are electronically filed with or furnished to the SEC. Information on our Web site or any other website is not incorporated by reference in this prospectus and does not constitute a part of this prospectus.

This prospectus is part of a registration statement we have filed with the SEC relating to the securities we and the selling stockholder may sell. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and the schedules for more information about us, the selling stockholder and our securities. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its Web site.

We are incorporating by reference information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we sell all the securities offered by this prospectus:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2016;

•	our current report on Form 8-K/A filed with the SEC on September 8, 2016;

•

our definitive proxy statement on Schedule 14A filed with the SEC on April 7, 2017 (only portions that are incorporated by reference into part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016); and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on July 30, 2004, as we may update that description from time to time.

You may request a copy of these filings (other than an exhibit to those filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

Westlake Chemical Corporation

2801 Post Oak Boulevard, Suite 600

Houston, Texas 77056

Attention: Investor Relations

Telephone: (713) 960-9111

€700,000,000

1.625% Senior Notes due 2029

Prospectus    Supplement

BofA Merrill Lynch

Deutsche Bank

Goldman Sachs & Co. LLC

J.P. Morgan

July 10, 2019